UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, DC 20549

                             ____________

                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 1998


                               Moog Inc.
______________________________________________________________________
          (Exact Name of Registrant as Specified in Charter)


   New York                     1-5129         16-0757636
(State or Other Jurisdiction   (Commission     (IRS Employer
 of Incorporation)              File Number)    Identification No.)


   East Aurora, New York                              14052
  (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code: (716) 652-2000



                                 NONE
______________________________________________________________________
     (Former Name or Former Address, if Changed Since Last Report)

Item 2.   Acquisition or Disposition of Assets

     On November 30, 1998, Moog Inc. (the Company) completed the acquisition from Raytheon Aircraft Company of all the outstanding common stock of Raytheon Aircraft Montek Company (Montek) for approximately $160 million in cash. Montek, located in Salt Lake City, Utah, is a supplier of flight controls to the Boeing Commercial Airplane Group and to manufacturers of regional aircraft and business jets including the Raytheon Aircraft Company. Montek also produces steering controls for tactical missiles and servovalves for both industrial and aerospace applications. For its fiscal year ending December 31, 1997, Montek had sales of $79.4 million and operating profit of $13.5 million.

     The nature and amount of consideration related to the acquisition were determined by arms-length negotiations between representatives of the Company and Raytheon Aircraft Company.

     In connection with the acquisition of Montek, the Company refinanced its Domestic credit facilities. Effective November 30, 1998, the Company entered into a $340 million Corporate Revolving and Term Loan Agreement (Credit Facility) with a banking group. The Credit Facility provides for $265 million in a revolving facility and a $75 million term loan with interest starting at LIBOR plus 200 basis points, with the spread adjusted based on leverage. The Credit Facility is for a five year period with quarterly principal payments on the term loan of $3.75 million commencing in March 1999. The Credit Facility is secured by substantially all of the Company's Domestic assets. The loan agreement includes customary covenants for a transaction of this nature, including maintaining various ratios. The Credit Facility was used principally to acquire Montek for $160 million and to refinance $72 million of existing revolving credit facilities, with the remaining balance available for future working capital requirements.

Item 7.   Exhibits.

     (a)  Financial statements of businesses acquired
     (b)  Pro forma financial information

     It was impracticable to file the required financial statements for the business acquired, as well as the required pro forma financial information with respect to the acquisition, at the time this report was filed. The omitted information will be filed as soon as practicable, but in no event later than 60 days after this report is required to be filed.

     (c)  The following exhibit is filed as a part of this report:

     Exhibit 2 (i) Stock Purchase Agreement dated October 20, 1998 between Raytheon Aircraft Company and Moog Inc. Pursuant to rule 601(b)(2) of Regulation S-K, schedules to this agreement have been omitted. The Company hereby agrees to supplementally provide to the Securities and Exchange Commission copies of the schedules upon request.

                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MOOG INC.


                                        MOOG INC.
                                        (Registrant)


Date:  December 1, 1998                 By:/s/Robert R. Banta
                                              Robert R. Banta
                                              Executive Vice President

                                                       Exhibit 2(i)

                       STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of
October 20, 1998, is by and between Raytheon Aircraft Company, a
Kansas corporation ("Seller"), and Moog Inc., a New York corporation
("Buyer").

     WHEREAS, Raytheon Aircraft Montek Company, a Kansas corporation and direct wholly owned subsidiary of Seller and indirect subsidiary of Raytheon, designs, manufactures and sells aircraft and missile control systems, custom designed servovalves and solenoids for aerospace and industrial applications;

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, one thousand (1,000) shares of common stock of the Company (the "Shares"), which constitute 100% of the outstanding shares of capital stock of the Company, upon the terms and subject to the conditions set forth herein (the sale and purchase of stock of the Company being herein referred to as the "Stock
Purchase");

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                              Article I.
                          Certain Definitions

     Section 1.1. Definitions. As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in any Schedule hereto and each collateral document and certificate executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

     "Action" means any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Governmental Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person.

     "Adverse", "Adversely" when used in conjunction with "Affect," "Change" and "Effect" shall mean, with respect to Seller, the Company or Buyer, whichever is the obligor in the context to which such term applies, any event which could reasonably be expected, in a material respect or manner or to a material degree, to (a) adversely affect the enforceability of this Agreement by the obligee, (b) adversely affect the properties, financial condition or results of operation of

Seller, the Company or Buyer, whichever is the obligor in the context to which such term applies, (c) impair the obligor's ability to fulfill its obligations under the terms of this Agreement or (d) adversely affect the aggregate rights and remedies of the obligee under this Agreement; and for the purposes of this Agreement, materiality shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts or the basis for calculating such amounts.

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

     "Balance Sheet" means the unaudited balance sheet of the Company as of September 20, 1998.

     "Balance Sheet Date" means September 20, 1998.

     "Benefits Maintenance Period" means a period of one year commencing with the Closing Date.

     "Boeing" means The Boeing Company, a Delaware corporation.

     "Buyer Employee Benefit Plan" means (a) any "employee benefit plan" as defined in Section 3(3) of ERISA or (b) any other compensation or benefit arrangement described in one or more of the following categories: (i) any employment or consulting agreement; (ii) any arrangement providing for insurance coverage or workers' compensation benefits; (iii) any incentive bonus or deferred bonus arrangement; (iv) any arrangement providing a termination allowance, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, lay-off benefit, reduction in force benefit or similar benefits; (v) any stock option or equity compensation plan; (vi) any deferred compensation plan; and
(vii) any educational assistance arrangements or policies.

     "Closing" means the consummation of the transactions contemplated by Section 2.1 of this Agreement.

     "Closing Date" means the later of (i) the third business day after expiration or termination of all waiting periods prescribed under the HSR Act, (ii) the date on which the conditions set forth in Articles VIII and IX shall be satisfied or duly waived, or if Seller and Buyer mutually agree on a different date, the date upon which they have mutually agreed and (iii) December 7, 1998.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any similar state statute.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

     "Collateral Document" means any of the Lease, the IP License
Agreement, the Transitional Services Agreement and the certificates delivered to Sections 8.1(c) and 9.1(c).

     "the Company" means Raytheon Aircraft Montek Company, a Kansas corporation, and its predecessors (including, without limitation, the businesses, assets, liabilities, operations or activities of Raytheon E-Systems, Inc. and E-Systems, Inc. insofar as such businesses, assets, operations or activities relate to the business conducted by the Company).

     "Company Employee" means any individual who is, as of the Effective Time, employed by the Company, including any individual who is actively at work or on approved leave of absence (including sick leave, family and medical leave, short-term disability leave, vacation or holiday, or jury duty), but excluding any individual who is on long-term disability leave.

     "Company's knowledge" (including the term "to the knowledge of the Company") means the actual knowledge of Kenneth H. Guss, Robert F. Nash, Frank L. Bernhard, Frank W. Campbell, Marshall Brough, E. Johnson (only with respect to 3.12 hereof), K. Johnson (only with respect to 3.12 hereof), Buck Buchanan (only with respect to Section
3.11 hereof), David E. Williams (only with respect to Section 3.16 hereof) and Stephen M. Loewenburg - Director of Taxes, Raytheon Company (only with respect to Section 3.17 and Article VII hereof).

     "Company Intellectual Property" means Intellectual Property which is owned by the Company, including, without limitation, the "Montek" name and, to the extent the Company has any rights with respect thereto, the "SR" tradename.

     "Contract" means any written note, bond, mortgage, indenture, lease, contract, instrument, license, agreement, sales order, purchase order, open bid or other obligation or commitment and all rights therein.

     "Controlled Group" means the Company and any trade or business, whether or not incorporated, which is part of a controlled group, under common control or affiliated with the Company within the meaning of Section 4001(b)(1) of ERISA, or Sections 414 (b), (c), (m) or (o) of the Code.

     "Determination" means a "determination" as defined by Section 1313(a) of the Code.

     "Dual-Use Intellectual Property" means Intellectual Property exclusive of trademarks and trademark applications which is owned by Seller or a Non-Montek Affiliate which is used by the Company in the operation of the Company's business (other than Company Intellectual Property).

     "Effective Time" means 9:00 a.m. Salt Lake City local time on the Closing Date.

     "Employee Benefit Plan" means (a) any "employee benefit plan" as defined in Section 3(3) of ERISA in which any Company Employee participates or pursuant to which the Company has or may have any obligation to make contributions or payments with respect to Company Employees or (b) any other compensation or benefit arrangement in which any Company Employee participates or pursuant to which the Company has or may have any obligation to make contributions or payments with respect to Company Employees described in one or more of the following categories: (i) any employment or consulting agreement;
(ii) any arrangement providing for insurance coverage or workers' compensation benefits; (iii) any incentive bonus or deferred bonus arrangement; (iv) any arrangement providing a termination allowance, severance pay, salary continuation for disability or other leave of absence, supplemental unemployment benefits, lay-off benefit, reduction in force benefit or similar benefits; (v) any stock option or equity compensation plan; (vi) any deferred compensation plan; and
(vii) any educational assistance arrangements or policies.

     "Entity" means any Person other than a natural Person.

     "Environmental Laws" means all Federal, state, local and foreign Laws relating to pollution or protection of the environment, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., and all analogous state Laws.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Final Determination" means (a) with respect to federal Income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than federal Income Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations), or (b) the payment of Tax by Seller, Buyer or any of their Affiliates, whichever is responsible for payment of such Tax liability under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party determines that no action should be taken to recoup such payment and the indemnifying party, if any, agrees.

     "GAAP" means generally accepted accounting principles in the United States.

     "Governmental Authorization" mean any approval, concession, consent, franchise, license, permit, plan, registration or other authorization of any Governmental Authority.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any federal, state, local or foreign Entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of the United States, any State of the United States or political subdivision thereof, and any tribunal or arbitral authority of competent jurisdiction, and any self-regulatory organization.

     "Hazardous Substance" means any substance that is defined or regulated as a "hazardous waste," "hazardous material," "hazardous substance", "toxic substance", "petroleum" or similar term under any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Taxes" means federal, state or local income or franchise taxes or other taxes measured by income and all other taxes reported on domestic Returns which include federal, state or local income or franchise taxes or other taxes measured by income, together with any interest or penalties imposed with respect thereto.

     "Intellectual Property" means patents, patent applications, unfiled invention disclosures, trademarks, trademark applications, mask works, and mask work applications, Licensed third party intellectual property rights, copyrights, trade secrets and proprietary know-how.

     "IRS" means the Internal Revenue Service.

     "Laws" means statutes, regulations, ordinances, rules and other laws promulgated by a Governmental Authority.

     "Licenses" means permits, franchises or other authorizations including without limitation authorizations with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology, trade secrets and know-how, and means, when used as a verb, the act of granting a License.

     "Lien" means an adverse claim, restriction on voting or transfer or pledge, lien, mortgage, hypothecation, collateral assignment, charge, encumbrance, easement, covenant, restriction, title defect, encroachment or security interest of any kind.

     "Non-Montek Affiliate" means any Affiliate of Seller (including, without limitation, Raytheon) other than the Company.

     "Orders" means judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, arbitrator or other tribunal) and whether imposed or entered by consent.

     "Other Taxes" means all Taxes which are not Income Taxes.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Liens" means any Liens (i) for Taxes attributable to any taxable period beginning on or prior to the Closing Date and not yet due or payable or being contested in good faith, (ii) that are not material and constitute mechanics', carriers', workers' or like liens incurred in the ordinary course of business, (iii) that are zoning restrictions, easements, rights of way and other restrictions and similar charges or encumbrances relating to real property, (iv) securing capitalized lease obligations or in favor of landlords under leases identified on Schedule 3.12 hereto, (v) incurred on pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security laws or similar legislation, or (vi) (including deposits) incurred in the ordinary course of business to secure bids or tenders or the performance of statutory obligations, leases, contracts, surety and appeal bonds, performance bonds, and other obligations of a like nature, so long as such Liens do not in the aggregate materially detract from the value of the Company's assets or materially impair the use thereof in the operation of the Company's business.

     "Person" means an individual, a corporation, a limited liability company, a partnership (including a joint venture), an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof and, for purposes of this Agreement, the Company.

     "Product Recall" means any systemic failure or other product flaw attributable to product design or engineering defects or defective manufacturing processes or procedures, in each case that occurred or existed on or prior to the Closing Date, as a result of which the Company reasonably recalls all or substantially all of a product or a specific lot or lots thereof for replacement or repair.

     "Product Recall Costs" means all expenses and costs of the Company (to the extent that such expenses and costs are not reimbursed by insurance policies of Buyer or the Company) incurred by the Company in performing any remedial work in connection with a Product Recall. The prices for any replacement elements and parts and repair services will be at the Company's total cost exclusive of profit.

     "Purchase Price" means one hundred sixty million dollars
($160,000,000), representing the aggregate consideration to be paid by Buyer pursuant hereto.

     "Raytheon" means Raytheon Company, a Delaware corporation.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     "Returns" means returns, reports and forms required to be filed with any Governmental Authority.

     "Schedule" means any Schedule hereto.

     "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county, or other local Taxing Authority in connection with a Section 338(h)(10) Election. Section 338 Forms shall include any "statement of section 338 election" and United States Internal Revenue Service Form 8023A (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. Section 1.338-1 or Treas. Reg.
Section 1.338(h)
(10)-1.

     "Section 338(h)(10) Election" means an election described in
Section 338(h)(10) of the Code with respect to Seller's sale of the Shares to Buyer pursuant to this Agreement. Section 338(h)(10) Election shall include any corresponding election under any other relevant Tax Laws for which a separate election is permissible with respect to Buyer's acquisition of the Shares from Seller under this Agreement.

     "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item which decreases Taxes paid or payable or increases tax basis including any interest with respect thereto or interest that would have been payable but for such item.

     "Taxes" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with any interest or penalties imposed with respect thereto.

     "Tax Laws" means the Code, federal, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

     "Tax Returns" means federal, state or local Returns relating to Taxes required to be filed with any U.S. Taxing Authority that include any of the Company or its Affiliates.

     "Taxing Authority" means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection or other imposition of Tax.

     "Third-Party Claim" means any Action by or before any Governmental Authority asserted by a Person other than any party hereto or their respective Affiliates which gives rise to a right of indemnification hereunder.

     Section 1.2. Other Definitions. The following terms are defined in the Sections indicated:

Term                     Section   Term                Section

Agreement                Recitals  Parker              5.2 1 (c)
Allocation Agreement     7.9       Premises            3.20(a)
Antitrust Division       5.2(b)    PWC                 5.12
Audited Financial
  Statements             5.12      Raytheon Group      5.10
Buyer                    Recitals  Raytheon
                                   Indemnified
                                   Parties             10.3
Buyer Indemnified
  Parties                10.2      Restricted Business 5.10
Claim                    5.11(a)   Restricted Period   5.10
Closing Documents        2.2(c)    Restricted
                                   Trademarks          5.7(a)
Covered Liabilities      10.2      Retention Plans     6.3
Environmental Permits    3.16(b)   Seller              Recitals
Financing Documents      4.5       Seller's Insurance
                                   Policies            5.11(a)
Financial Statements     3.2       Seller Retention
                                   Payments            6.3
FTC                      5.2(b)    Separate Counsel    10.4
Guarantees               3.13      Shares              Recitals
IP License Agreement     3.5       Stock Purchase      Recitals
Lease                    8.4       Subsequent Loss     7.5(f)
NLS                      5.20      Transitional
                                   Services Agreement  8.4
Owned Premises           3.20(b)   WARN Act            6.2


                              Article II.
                        Sale of Shares: Closing

     Section 2.1. Purchase and Sale. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, Buyer will purchase from Seller and Seller will sell, transfer, assign and deliver to Buyer, free and clear of all liens, encumbrances or restrictions of any kind (other than restrictions arising under federal or state securities laws), the Shares.

     Section 2.2. Closing Documents.  At the Closing:

     (a) Seller will deliver certificates for the Shares, with appropriate stock powers attached, properly signed, and shall execute and deliver to Buyer such instruments of transfer, duly prepared and executed in accordance with relevant law, as may be necessary to effect the transfer of the Shares to Buyer or such Person as Buyer may designate to hold such Shares free and clear of all liens, encumbrances or restrictions of any kind (other than restrictions arising under federal or state securities laws).

     (b) Buyer shall pay by wire transfer the Purchase Price in immediately available funds to the account specified by Seller.

     (c) Seller and Buyer shall deliver the certificates and other documents required to be delivered under Articles VIII and IX
(together with the other documents specified in Sections 2.2(a) and 2.2(b) the "Closing Documents").

     Section 2.3. Time and Place of Closing. The Closing shall take place as of the Effective Time on the Closing Date at 10:00 A.M., Boston time, at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, or such other place or time as the parties may agree.

     Section 2.4. Intercompany Account; Distributions. As of the close of business on the day immediately preceding the Closing Date, all intercompany receivables or payables and loans then existing between Seller or any Non-Montek Affiliate, on the one hand, and the Company, on the other hand, shall be settled by way of capital contribution (with respect to intercompany payables or loans due to Seller or any Non-Montek Affiliate) or by way of dividend in kind (with respect to receivables of the Company owed by Seller or any Non-Montek Affiliate). Notwithstanding the foregoing, all receivables owing to the Company pursuant to purchase orders and subcontracts between the Company and any Non-Montek Affiliate (including, without limitation, any outstanding obligations of the Navigation Landing Systems division of Raytheon to the Company) shall remain in effect after the Closing. It is the understanding of the parties that, consistent with Seller's obligations under Section 5.4 hereof, the Company will dividend to Seller all available cash of the Company between the date hereof and the Closing Date; provided, however, that the Company will not be left with negative cash (i.e., outstanding checks for which funds are not available), as determined in accordance with GAAP, at the close of business on the day immediately preceding the Closing Date.


                             Article III.
               Representations and Warranties of Seller

     Seller hereby represents and warrants to Buyer as follows:

     Section 3.1. Incorporation; Authorization; Capitalization; Etc.
(a) Seller is a Kansas corporation in good standing under the laws of the State of Kansas. The Company is duly organized and validly existing, in good standing under the laws of the State of Kansas and is qualified to transact business and is in good standing in each other jurisdiction in which the nature of property owned or leased by the Company or the conduct of its business requires it to be so qualified, except where the failure to be in good standing or to be duly qualified to transact business, would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (b) Seller has all requisite power and authority (corporate and other) to own the Shares, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company has all requisite power to own its properties and assets and to carry on its business as it is now being conducted.

The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Seller and its Board of Directors and no proceedings on the part of Seller's stockholders are required. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) violate any provision of Seller's or the Company's respective certificates of incorporation or bylaws, (ii) except as disclosed in Schedule 3.1(b), violate any provision of, or be an event that is (or with the giving of notice or the passage of time will result in) a violation of, or result in the acceleration of or entitle any Person to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any lien, encumbrance or other restriction (other than restrictions arising under federal or state securities laws) upon the Shares or any Lien (other than Permitted Liens) on any of the assets or properties of the Company, pursuant to any Contract or Order to which Seller or the Company is a party or by which it is bound, or
(iii) except as listed on Schedule 3.1 (b), violate or conflict with any other material restriction of any kind or character to which Seller or the Company is subject, that, in the case of any of clauses
(ii) (other than with respect to liens, encumbrances or other restrictions upon the Shares) and (iii), would, individually or in the aggregate, reasonably be expected to Adversely Affect Seller or the Company. This Agreement has been duly executed and delivered by Seller, and, assuming the due execution hereof by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     (c) At the Closing, Seller will deliver to Buyer good title to the Shares free and clear of all liens, encumbrances or restrictions of any kind (other than restrictions arising under federal or state securities laws), including preemptive rights.

     (d) The Shares constitute the entire authorized and outstanding capital stock of the Company and are owned free and clear of any liens, encumbrances or restrictions of any kind (other than restrictions arising under federal or state securities laws) by Seller. There are no outstanding options, warrants or other rights of any kind relating to the sale, issuance or voting of any equity interests in the Company (including, without limitation, the Shares) which have been issued, granted, or entered into by Seller or the Company. No share of capital stock of the Company has been issued in violation of any preemptive or similar right.

     (e) The Company is not the owner of the capital stock or other equity interests in any Entity.

     Section 3.2. Financial Statements.  Attached hereto as Schedule
3.2 are true and complete copies of the unaudited balance sheets of the Company, as of December 31, 1997 and as of September 20, 1998 and the related unaudited statements of income and cash flows (collectively, the "Financial Statements"). The Financial Statements fairly present in all material respects the historical results and financial position of the Company in each case in accordance with GAAP consistently applied except as set forth on Schedule 3.2.

     Section 3.3. Undisclosed Liabilities. Except as disclosed herein or in the Schedules hereto, (i) and except as reflected, reserved against or otherwise disclosed in the Balance Sheet, at the Balance Sheet Date, there were no liabilities or obligations of or relating to the Company that would be required to be reflected on a balance sheet (including the notes thereto) prepared in accordance with GAAP that are not so reflected on the Balance Sheet and (ii) since the Balance Sheet Date the Company has not incurred any obligations or liabilities, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the Company, except for such liabilities or obligations under clause (i) or (ii) above as would not reasonably be expected to have an Adverse Effect on the Company.

     Section 3.4. Properties; Sufficiency of Assets. (a) With the exception of properties disposed of since the Balance Sheet Date, the Company has (or will have prior to the Closing Date) good title to, or holds by valid and existing lease or License, free and clear of all Liens, all real and personal property, tangible and intangible (other than goodwill or Intellectual Property), used in the Company's business or otherwise capitalized on or included in the Balance Sheet and to all real and personal property, tangible and intangible, acquired by the Company since the Balance Sheet Date that would, had it been acquired prior to such date, be capitalized on or included in the Balance Sheet, except in any of the foregoing cases for Permitted Liens. Schedule 3.4 sets forth a list as of September 17, 1998 of all of the tangible assets having a value of $50,000 or greater owned by the Company as of such date including, without limitation, all machinery, equipment, fixtures, furniture, office equipment, computer equipment, tooling and vehicles.

     (b) The assets of the Company will, at the Closing Date, include all real and personal property, tangible and intangible (other than Intellectual Property, for which Section 3.5 is applicable, and goodwill attributable to Seller and the Non-Montek Affiliates) used or held primarily for use in the operation of the Company's business as conducted on the date hereof.

     (c) Except as disclosed on Schedule 3.4, since the Balance Sheet Date, the Company has not disposed of any of its properties or assets except in the ordinary course of business consistent with past practice.

     (d) The assets of the Company do not include any ownership interest in any Entity.

     Section 3.5. Intellectual Property.  Schedule 3.5(i)(a) and
Schedule 3.5(i)(b) collectively list all material patents, patent applications, unfiled invention disclosures, trademarks, trademark applications, maskworks, and maskwork applications used in the Company's business (but as to trademarks and trademark applications, only those trademarks and trademark applications which are owned by the Company), with Schedule 3.5(i) (a) listing all such property that constitutes Company Intellectual Property and Schedule 3.5(i)(b) listing all such property that constitutes Dual Use Intellectual Property. Seller covenants that all Dual Use Intellectual Property will be licensed to the Company at the Closing Date pursuant to a license agreement substantially in the form attached hereto as Exhibit 3.5 (the "IP License Agreement"). The Company owns, or will own on the Closing Date, all right, title and interest in and to all Company Intellectual Property (which does not include the Licensed third party Intellectual Property which is the subject of the license agreements identified on Schedule 3.5(ii)) free and clear of all liens and encumbrances. Schedule 3.5(ii) excludes licenses for any commercial, off-the-shelf software which is used by the Company. Except as set forth on Schedule 3.5(iii), to the Company's knowledge, there exist no claims of infringement of a third party's patent, copyright or trademark or other intellectual property right which (i) are based upon the Company's operations or use of the Intellectual Property and (ii) would, individually or in the aggregate, reasonably be expected to have an Adverse Affect on the Company. Except for commercial, off-the-shelf software which is used by Company, and except for the trademarks referred to in Section 5.7, to the Company's knowledge, there is no Intellectual Property used in to the Company's operation as conducted by the Company as of the date hereof other than that Intellectual Property identified on Schedules 3.5(i)(a), 3.5(i)(b) and 3.5(ii) and the know-how and trade secrets which are either owned by the Company or which are licensed to the Company pursuant to the IP License Agreement (it being understood by the parties that the representation in this sentence is not intended to be a representation. regarding infringement of a third party's intellectual property rights which representation is made in the immediately preceding sentence) other than know-how and trade secrets the failure to own or License would not result in an Adverse Effect on the Company.

     Section 3.6. Absence of Certain Changes. Except as disclosed herein or in the Schedules hereto, since the Balance Sheet Date, (a) there has been no Adverse Change in the condition (financial or other), properties, assets, liabilities or operations of the Company except for any change resulting from (i) general economic, financial or market conditions, (ii) conditions or circumstances generally affecting the industry in which the Company operates and (iii) a deterioration or change in the Company's relationship with Boeing resulting from the execution of this Agreement and the transactions contemplated hereby, (b) there has been no physical damage, destruction or loss that would reasonably be expected to have an Adverse Effect on the Company and (c) there has been no material change in any accounting policy of the Company.

     Section 3.7. Litigation; Orders. Except as disclosed in Schedule 3.7, there are no Actions pending, or to the Company's knowledge, threatened against the Company or against Seller which specifically relate to the Company that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

Except as disclosed in Schedule 3.7, as of the date hereof, there are no Orders against the Company or its properties or business that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. Except as disclosed in
Schedule 3.7, to the Company's knowledge, there are no events or conditions which would reasonably be expected to result in an Action against it that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     Section 3.8. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. Except as disclosed on Schedule 3.8, the Company has all Licenses relating to its business (except as relates to Licenses under Environmental Laws, for which Section 3.16 is applicable) that are required in order to permit the Company to carry on its business as it is presently conducted, except where the failure to have such Licenses would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. All such Licenses are in full force and effect, and the Company is in compliance with the terms of such Licenses, except where the failure of such Licenses to be in full force and effect, or of the Company to be in compliance with such Licenses would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     Section 3.9. Labor Matters. Schedule 3.9 sets forth, as of the date hereof, a list of all collective bargaining or similar agreements with labor unions or associations representing Company Employees. No material work stoppage against the Company is pending or, to the Company's knowledge, threatened. To the Company's knowledge, there is no pending or threatened union organizational drive. The Company is not involved in or, to the Company's knowledge, threatened with, any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving any Company Employees (excluding routine workers' compensation claims) that would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. Schedule 3.9 sets forth a complete and accurate list as of October 5, 1998 of all Company Employees and specifies the following information with respect to each: date of hire, salary or wage rate, and title or position.

     Section 3.10. Compliance with Laws. Except as may be indicated in the Schedules hereto, the conduct of business by the Company complies with all Laws and Orders applicable thereto (including the Occupational Safety and Health Act, as amended), except for violations or failures so to comply, if any, that would not reasonably be expected to have an Adverse Effect on the Company. This Section 3.10 does not relate to Employee Benefits matters (for which Section 3.11 is applicable), Tax matters (for which Section 3.17 is applicable) or Environmental matters (for which Section 3.16 is applicable).

     Section 3.11. Employee Benefits.

     (a) Schedule 3.11(a) lists all material Employee Benefit Plans maintained at any time during the 3-year period ending on the Closing Date in which any Company Employees participate or that provides, previously provided or may provide benefits or payments for Company Employees or their dependents or former employees or dependents of former employees of the Company (other than individuals who are or remained employed by a member of the Controlled Group other than the Company, and their dependents) or which commits the Company or any other member of the Controlled Group to provide benefits or payments for any person upon or following retirement from the Company or other termination of employment with the Company.

     (b) All of the Employee Benefit Plans are, in all material respects, in compliance with and have been administered in accordance with their terms and all applicable requirements of law, including, without limitation, the Code and ERISA, and all contributions required to be made to each such plan under the terms of each Employee Benefit Plan, ERISA or the Code for all periods of time prior to the date hereof and the Closing Date have been or will be, as the case may be, made or accrued on the Balance Sheet or as may be accrued between the Balance Sheet Date and the Closing Date in accordance with past practice.

     (c) The Company is not, with respect to any Company Employees, required to contribute to, nor during the 5-year period ending on the Closing Date will have been required to contribute to, any "multi-employer plan" as such term is defined in Section 4001(a)(3) or 3(37) of ERISA or Section 414(f) of the Code.

     (d) Neither the Company nor any other member of the Controlled Group has incurred nor expects to incur, except for any liability that would not reasonably be expected to have an Adverse Effect on the Company, either directly or indirectly, any liability under Title IV of ERISA, including, without limitation, any withdrawal liability within the meaning of Title IV of ERISA, but excluding liability for premiums to the PBGC.

     (e) Neither the Company, nor any other member of the Controlled Group, nor any Employee Benefit Plan, nor any "party in interest" or "disqualified person" with respect to any Employee Benefit Plan as defined, respectively, in Section 3(14) or ERISA or Section 4975 of the Code, nor any fiduciary with respect to any Employee Benefit Plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, other than any transaction subject to statutory or administrative exemption, or as would not reasonably be expected to have an Adverse Effect on the Company.

     (f) Except as otherwise set forth in Schedule 3.11(f), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due from any Employee Benefit Plan or from the Company under any Employee Benefit Plan, (ii) materially increase any benefits otherwise payable to any Company Employee from any Employee Benefit Plan or from the Company under any Employee Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     Section 3.12. Material Contracts; Warranty. (a) Except as set forth on Schedule 3.12, the Company is not a party to any (i) employment or consulting agreement requiring payments of base compensation in excess of $100,000 per year or having a term in excess of one year, (ii) distributor or manufacturer's representative contract which is not terminable on six months' (or less) notice without the incurrence of any liability or obligation by the Company,
(iii) joint venture or similar contract or agreement, (iv) contract that is material to its business which is terminable by the other party thereto upon a sale of the Company, (v) note, mortgage, indenture, other obligation, agreement or other instrument for or relating to any lending or borrowing (including assumed debt) or any security agreement, pledge agreement, conditional sale agreement or similar agreement relating to any obligation of $200,000 or more relating to any properties or assets employed by the Company or any Guaranty of any such obligation of a third party, (vi) Contracts for the purchase by the Company of goods and/or services involving an estimated total future payment or payments in excess of $200,000,
(vii) Contracts for the sale by the Company of goods and/or services involving an estimated total future payment or payments in excess of $200,000, (viii) other Contracts entered into other than in the ordinary course of business, involving an estimated total future payment or payments in excess of $200,000, (ix) leases of personal property (whether the Company is lessee or lessor) involving an estimated total future payment or payments in excess of $200,000 in the aggregate, (x) leases of real property (whether Company is lessee or lessor), (xi) any non-competition or similar agreement which restricts, or purports to restrict, the business activities of the Company, (xii) contracts or agreements relating to the disposal of hazardous waste, or (xiii) Contracts for the sale of goods and/or services to Seller or any Non-Montek Affiliate. With respect to all such Contracts, except as set forth on Schedule 3.12, neither Seller nor the Company, and to the Company's knowledge, no other party to any such Contract is in breach thereof or default thereunder, and there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. Complete and accurate copies of all Contracts identified on Schedule 3.12 have been delivered by Seller to Buyer.

     (b) Schedule 3.12(b)(i) identifies the product warranty terms for products sold by the Company most favorable to the Company's customers and (ii) identifies the product warranty provisions for products sold by the Company to Seller or any other Non-Montek Affiliate.

     (c) Since January 1, 1997, the Company has not received any written claim or request for equitable adjustment or refund under any material Contract with a Governmental Authority.

     (d) As of the date hereof, to the Company's knowledge, Schedule 3.12(d) sets forth all Contracts as to which there are open purchase orders that in accordance with the Company's practices the Company is projected to incur a loss (i.e., costs exceed revenues).

     Section 3.13 Guaranty of Obligations of the Company. Set forth on Schedule 3.13 are all guarantees, letters of credit, letters of comfort, surety bonds or other similar agreements and instruments (collectively "Guarantees") for the benefit of the Company under which Seller or any Non-Montek Affiliate has any obligations.

     Section 3.14 Brokers, Finders, Etc. Except for the services of Morgan Stanley Dean Witter, Inc., whose fee shall be paid by Seller, neither Seller, the Company nor any of their respective Affiliates has employed, nor is any of them subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the Stock Purchase who might be entitled to a fee or commission in connection therewith.

     Section 3.15 No Implied Representation. Notwithstanding anything contained in this Article III or any other provision of this Agreement, it is the explicit intent of each party hereto that Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty or representation as to condition, merchantability, or suitability as to any of the properties or assets employed by the Company and it is understood that, except as provided herein, Buyer takes the Company and its business as is and where is. It is understood that any cost estimates, projections or other predictions contained or referred to in the offering materials that have been provided to Buyer are not and shall not be deemed to be representations or warranties of Seller.

     Section 3.16 Environmental Matters.  Except as set forth on
Schedule 3.16:

     (a) The Company is and has been since May 1, 1995 in compliance with all applicable Environmental Laws except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (b) The Company has or has applied for all Licenses required under Environmental Laws for the operation of its business as presently conducted (the "Environmental Permits") and there are no violations, and no pending, or, to the knowledge of the Company, threatened, investigations or proceedings with respect to such Environmental Permits except where the failure to have such Environmental Permits or where the violation, investigation or proceeding relating thereto would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (c) No written notice, notification, demand, request for information, citation, summons, complaint or Order has been received by, is pending, or, to the knowledge of the Company, threatened by any Person against, the Company in connection with the business or facilities of the Company as to which the Company has or will have an obligation after the Closing Date nor has any material penalty been assessed against the Company for any alleged violation of any Environmental Law or liability thereunder that has not been paid in full, other than where such notice, notification, demand, request for information, citation, summons, complaint or Order has been fully resolved, or where resolution would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company.

     (d) To the Company's knowledge, no underground storage tanks for the storage of Hazardous Substances are located on the Owned Premises.

     (e) To the Company's knowledge, there has been no Release of any Hazardous Substance on, at or from the Owned Premises which through soil, subsoil, bedrock, surface water, groundwater or airborne migration, has come to be located, on, at, in or under the Owned Premises or any real property adjacent thereto, except for such Releases which would not reasonably be expected to have an Adverse Effect on the Company.

     (f) There has been no Release from any facility not owned or operated by the Company of any Hazardous Substance which was disposed of by or on behalf of the Company at such facility since January 1, 1988, except for Releases which would not reasonably be expected to have an Adverse Effect on the Company.

     Section 3.17. Tax Matters.

     (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. Except as provided on
Schedule 3.17(a), the Company currently is not the beneficiary of any extension of time within which to file any Tax Return.

     (b) Except as provided on Schedule 3.17(b), there is no material dispute or claim concerning any Tax liability of the Company either
(A) claimed or raised by any authority in writing or (B) as to which Seller or the Company has knowledge based upon personal contact with any agent of such authority.

     (c) Schedule 3.17(c) (i) lists all federal, state, local, and foreign Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, (ii) indicates those Tax Returns that have been audited, and (iii) indicates those Tax Returns that currently are the subject of audit. Seller has delivered to the Buyer correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any of the Company since December 31, 1993. Except as provided on Schedule 3.17(c), the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an Tax assessment or deficiency.

     (d)  The Company has not filed a consent under Code
Section 341(f) concerning collapsible corporations.

     (e) The Company has not made any material payments, is not obligated to make any material payments, or is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code
Section 280G.

     (f) The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

     (g) The Company is not a party to any tax allocation or sharing agreement which will remain in effect after the Closing Date.

     (h) The Company (i) has not been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common parent of which was Raytheon) or (ii) has no liability for the taxes of any Person (other than the Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     Section 3.18. Inventories; Accounts Receivable. The amounts at which inventories are carried on the Balance Sheet and on the books of the Company reflect the normal inventory valuation policy of the Company of valuing inventory at the lower of cost or market value in accordance with GAAP. All accounts receivable of the Company have arisen only in the ordinary course of business consistent with past practice for goods sold or services performed and, to the Company's knowledge, are (i) good and collectible in the ordinary course of the Company's business and (ii) are not subject to any offsets or counterclaims. Attached hereto as Schedule 3.18 is a complete and accurate aging report of the Company's accounts receivable as of October 4, 1998.

     Section 3.19. Insurance. Included in Schedule 3.19 hereto is a list of all policies of property, fire, liability, life and other forms of insurance, and indemnity bonds, carried by the Company identifying the nature of risks covered and the amount of coverage in each case and specifies any year or years since January 1, 1994 when any such insurance was not in effect. The amount of coverage for each such policy has been equal to or greater than the amount required by contracts entered into by the Company. All such policies are in full force. Seller believes the Company is adequately insured against the kinds of risks usually incurred by corporations engaged in the same or similar business.

     Section 3.20. Real Estate.

     (a) All of the real property presently owned, occupied or used by the Company or in which the Company otherwise has an interest and the owners thereof is identified in Schedule 3.20(a) hereto (the "Premises"). To the Company's knowledge, there are no Actions pending or threatened before any Governmental Authority affecting the Premises that would, individually or in the aggregate reasonably be expected to have an Adverse Effect on the Company. The Company and, to the Company's knowledge, the owners of the Leased Premises (as hereinafter defined) are not in default with respect to any Order of any Governmental Authority with respect to the Premises (other than an Order relating to Environmental Laws, for which Section 3.16 is applicable or other than such defaults that would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company). All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required for the use and operation of the Premises are available at the Premises. To the Company's knowledge, such public utilities are all connected pursuant to valid permits, are all in good working order and are adequate to service the operations of the Premises as currently conducted. The Premises have adequate access to public streets. To the Company's knowledge, there are no pending or threatened assessments for municipal improvements which may affect or become a Lien on the Premises.

     (b) Schedule 3.20(b) sets forth the legal description of the Premises owned by the Company ("Owned Premises") and the most current fee title insurance policy in the Company's possession relating to the Owned Premises. The Company has (or will have prior to the Closing
Date) good and marketable fee simple title to the Owned Premises, free and clear of all Liens (other than Permitted Liens). Except as set forth in Schedule 3.20(b), all structures and other improvements on the Owned Premises are within the lot lines and do not encroach on the properties of any other Person. No portion of the Owned Premises is located in a flood plain, flood hazard area or designated wetlands area. The Company has not received any written notice of assessments for public improvements against the Owned Premises (or any portion thereof) or any written notice or Order by any Governmental Authority or any insurance company which has issued a policy with respect to the Owned Premises or any board of fire underwriters or other body exercising similar functions that (A) relates to violations of building, safety or fire ordinances or regulations, (B) claims any defect or deficiency with respect to the Owned Premises or (C) requests the performance of any repairs, alterations or other work to or in the Owned Premises or in the streets bounding the same, other than such assessments, notices or orders that would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on the Company. To the Company's knowledge, there is no pending condemnation, expropriation, eminent domain or similar proceeding against the Company affecting all or any portion of the Owned Premises.

     Section 3.21. Year 2000. The Company has adopted and implemented a commercially reasonable plan to investigate and correct any "year 2000 problems" associated with (i) the operation of the Company's business; and (ii) the products manufactured and distributed by the Company. Seller, however, does not represent and warrant that this plan will find and correct all "year 2000 problems" which may arise in connection with the operation of the Company's business or the products manufactured by the Company.

     Section 3.22. Schedules. (a) Any matter set forth in any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

     (b) The inclusion of any item on any Schedule to this Agreement shall not be construed as an indication that such item is material in any respect.


                              Article IV.
                Representations and Warranties of Buyer

     Buyer hereby represents and warrants to Seller as follows:

     Section 4.1. Incorporation; Authorization; Etc. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of New York. Buyer has full power (corporate and other) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Buyer's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings or actions on the part of Buyer, its Board of Directors or stockholders are necessary therefor. The execution, delivery and performance of this Agreement will not (i) violate any provision of the charter or bylaws or similar organizational instruments of Buyer or any of its Affiliates, (ii) except as disclosed on Schedule 4.1, violate any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the imposition of any Lien upon or the creation of a security interest in any of Buyer's or any of its Affiliates' assets or properties pursuant to, any Contract or Order to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates is bound, or (iii) except as disclosed on Schedule 4.1, violate or conflict with any other material restriction of any kind or character to which Buyer or any of its Affiliates is subject, that, in the case of clauses (ii) and (iii), would, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Buyer or Buyer and its subsidiaries, taken as a whole. This Agreement has been duly executed and delivered by Buyer, and, assuming the due execution hereof by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     Section 4.2. Brokers, Finders, Etc. Buyer has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from Seller in connection with such transactions.

     Section 4.3. Licenses, Approvals, Other Authorizations, Consents, Reports, Etc. Other than the HSR Act or filings Buyer is required to make under federal securities laws, no filing with, notice to or authorization, consent or approval of, any Governmental Authority is required to be made, filed, given or obtained by Buyer or any of its Affiliates, in connection with the consummation of the Stock Purchase except for (i) those that become applicable solely as a result of the specific regulatory status of Seller, or (ii) the failure to make, file, give or obtain which would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Buyer or Buyer and its subsidiaries, taken as a whole.

     Section 4.4. Acquisition of the Shares and Operation of Company Business for Investment. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares and operation of the Company's business. Buyer confirms that Seller has made available to Buyer the opportunity to ask questions of the officers of Seller and the Company and to acquire additional information about the Company's business and the financial condition of the Company.

     Section 4.5. Financing. Buyer has, or has received written commitments from financially responsible third parties to obtain, funds necessary to consummate the Stock Purchase and to pay related fees and expenses. Copies of definitive agreements or commitment letters relating to such financing have been supplied to Seller by Buyer (the "Financing Documents"). Buyer is not aware of any facts or circumstances that create a reasonable basis for Buyer to believe that it will not be able to obtain financing in accordance with the terms of the Financing Documents. Buyer will not waive, release, modify, rescind, terminate or otherwise amend any of the material terms or conditions in the Financing Documents in a manner which could reasonably be expected to adversely affect the ability of Buyer to obtain the financing and consummate the Stock Purchase and the transactions contemplated hereby, without the prior written consent of Seller. Assuming that the financing contemplated by the Financing Documents is consummated in accordance with the terms thereof, the funds to be borrowed by, and/or provided thereunder to, Buyer will provide sufficient funds to pay the Purchase Price and all related fees and expenses.

                              Article V.
                     Covenants of Seller and Buyer

     Section 5.1. Investigation of Business; Access to Properties and Records. (a) Seller shall afford to representatives of Buyer reasonable access to the offices, plants, properties, books and records of the Company during normal business hours, in order that Buyer may have full opportunity to make such investigations as it desires of the affairs of the Company; provided, however, that such investigation shall not unreasonably disrupt the personnel and operations of the Company. Except as set forth in Section 10.2 hereto, the investigation by Buyer and the furnishing of information to Buyer shall not affect the right of Buyer to rely on the representations, warranties and covenants of Seller herein.

     (b) Until the Closing, any information (other than information relating to any Non-Montek Affiliate) provided to Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated August 11, 1998 by and between Raytheon and Buyer, which is hereby incorporated in this Agreement as though fully set forth herein.

     (c) Buyer agrees (i) to hold all of the books and records of the Company existing on the Closing Date and not to destroy or dispose of any thereof for a period of five (5) years from the Closing Date or such longer time as may be required by Law, and (ii) following the Closing Date to afford Seller, its accountants and counsel, during normal business hours, upon reasonable request, full access to such books, records and other data (to the extent such information is not subject to an attorney-client privilege and, with respect to non-privileged information, subject to the terms of a confidentiality agreement between, and reasonably acceptable to, Buyer and Seller) and to the employees of the Company to the extent that such access may be reasonably requested for any legitimate purpose, including without limitation responding to Governmental Authorities, defending or prosecuting litigation, preparation of Tax Returns and other tax filings, at no cost to Seller (other than for reasonable out-of-pocket expenses); provided, however, that any such access by Seller, its accountants or counsel shall not unreasonably disrupt the personnel or operations of the Company and, provided, further, that nothing herein shall limit any of Seller's rights of discovery. Buyer shall have the same rights, and Seller the same obligations, as are set forth above in this Section 5.1(c), with respect to any records of the Company that are retained by Seller, with the exception of Returns relating to Taxes that are not the responsibility of Buyer.

     Section 5.2. Best Efforts; Obtaining Consents. (a) Subject to the terms and conditions herein provided, each of Seller and Buyer agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to material Contracts, (ii) to obtain all consents, approvals and authorizations that are required to be obtained under any Law, (iii) to lift or rescind any Order adversely affecting the ability of the parties hereto to consummate the Stock Purchase, (iv) to effect all necessary registrations and filings including filings under the HSR Act and submissions of information requested by Governmental Authorities (it being understood by the parties that the filings required of such party or any of its subsidiaries or Affiliates under the HSR Act with respect to the transactions contemplated by this Agreement shall be filed within three (3) business days after the date of this Agreement), and (v) to fulfill all conditions to this Agreement (it being understood that such efforts shall not include any requirement of Seller or Buyer to expend material sums of money or grant any material financial or other accommodation). Seller and Buyer further covenant and agree, with respect to a threatened or pending Order or Law that would adversely affect the ability of the parties hereto to consummate the Stock Purchase, to use their respective best efforts to prevent the entry, enactment or promulgation thereof, as the case may be (it being understood that such efforts shall not include any requirement of Seller or Buyer to expend material sums of money or grant any material financial or other accommodation).

     (b) Buyer agrees to use commercially reasonable efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice (the "Antitrust Division"), the Federal Trade Commission (the "FTC") or any similar Governmental Authority may assert with respect to the Stock Purchase under any antitrust law prior to the expiration of any applicable waiting period under the HSR Act.

     (c) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Section 5.2, the proper officers and/or directors of Buyer, Seller or any of their respective Affiliates, including, to the extent applicable, any Entity designated to hold the Shares, shall take all such necessary action.

     (d) Either party hereto shall promptly inform the other of any material communication from the Antitrust Division, the FTC or any other Governmental Authority regarding any of the transactions contemplated hereby. If either party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer will advise Seller promptly in respect of any understandings, undertakings or agreements (oral or written) which Buyer proposes to make or enter into with the Antitrust Division, the FTC or any other Governmental Authority in connection with the transactions contemplated hereby.

     Section 5.3. Further Assurances. Seller and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably required or desirable to carry out the purposes and intent of this Agreement. In case at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action. Without limiting the generality of the foregoing, when requested by Seller or its Affiliates, Buyer shall cause itself or one its Affiliates to be substituted in all respects for Seller or any Non-Montek Affiliate, effective as of the Closing Date, in respect of all obligations of Seller or any Non-Montek Affiliate under any Guaranty such that, from and after the Closing Date, Seller and the Non-Montek Affiliate shall cease to have any obligation whatsoever arising from or in connection with any such Guaranty; provided, however, if the beneficiary of such guarantee does not agree to such substitution, Buyer shall satisfy its obligations under this sentence by indemnifying Seller or such Non-Montek Affiliate for any payment made in respect of such Guaranty (such indemnification to be in form and substance reasonably satisfactory to Buyer and Seller). Seller shall reimburse Buyer for its reasonable out-of-pocket costs and expenses associated with such substitution (which shall not include any payment to the beneficiary unless agreed to by Seller and Buyer).

     Section 5.4. Conduct of Business. From the date hereof through the Closing, except as disclosed on Schedule 5.4 or otherwise provided for in, or contemplated by, this Agreement, and, except as consented to or approved by Buyer in writing (which consent shall not be unreasonably withheld or delayed), Seller covenants and agrees that:

     (a) Seller shall, and shall cause the Company to use reasonable efforts to operate its business in the ordinary and usual course in all material respects in accordance with past practices. Without limiting the generality of the foregoing, Seller shall cause the Company not to engage in any action, activity or practice inconsistent with the ordinary actions, activities and practices the Company has previously followed, the effect would to accelerate the payment of the accounts receivable of the Company or to delay the payment of the accounts payable of the Company; provided, however, Seller shall be allowed to cause the Company to take such actions as is necessary to reduce the net working capital of the Company on the Closing Date to the same level as the net working capital of the Company on June 21, 1998;

     (b) except in the ordinary course of business or as required by Law, Contract or the terms of any Employee Benefit Plan existing on the date hereof, Seller shall not permit the Company hereafter to (i) increase the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any Company Employee; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any such Company Employee, whether past or present; (iii) enter into any employment, severance, consulting or other compensation agreement with any such Company Employee; or (iv) commit itself to any pension, profit sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement in addition to those in effect on the date hereof and intended exclusively for Company Employees, or amend or commit itself to amend any of such plans, funds or similar arrangements in existence on the date hereof intended for the benefit of the Company Employees generally if the effect thereof would exclusively benefit Company Employees; provided, however, that (i) bonuses, severance payments or other incentives committed to in connection with or in contemplation of the Stock Purchase or a similar transaction as set forth on
Schedule 5.4(b) may be paid by Seller or the Company at or prior to Closing and (ii) Raytheon or Seller may take such actions as it may deem appropriate under any Employee Benefit Plan so long as neither the Company nor Buyer has any liability or obligation with respect to or resulting from such action;

     (c) except as otherwise provided for in or contemplated by this Agreement, Seller shall not permit the Company hereafter to (i) assume, incur or guarantee, except in the ordinary course of business consistent with past practice, any obligation for borrowed money, (ii) cancel or compromise, except in the ordinary course of business consistent with past practice, any debts owed to it, (iii) waive or release any rights of material value, (iv) close any plants or any other material facilities, (v) except for purposes of transferring cash and liquidating intercompany accounts as contemplated by Section 2.4, declare any dividend or make any distribution with respect to its equity interests, (vi) take any act or enter into any transaction which would cause any representation or warranty under this Agreement to be not true, (vii) change any of its accounting policies in any material respect or (viii) enter into or amend any contract with Seller or any Non-Montek Affiliate if the revenues to be received, or the costs to be incurred, by the Company are expected (individually or in the aggregate with respect to a group or series of related Contracts) to exceed $250,000 (other than with respect to the Hawker Horizon Contract which is addressed in Section 5.21 hereof;

     (d) except in the ordinary course of business, Seller shall not permit the Company hereafter to (i) sell, transfer, distribute as a dividend in kind or otherwise dispose of any material asset (other than dividends of cash to Seller or the sale or transfer of inventory in the ordinary course of business consistent with past practice),
(ii) create or permit to exist any Lien on its assets (other than a Permitted Lien), or (iii) enter into any joint venture, partnership or other similar arrangement or form any other new material arrangement for the conduct of its business; and

     (e) On or as soon as reasonably practicable after the Closing, Buyer shall cause the Company to obtain and utilize with respect to its operation of the Company a new EPA identification number (and to the extent required, new State and local identification numbers) for the generation of Hazardous Substances disposed of on or after the Closing Date.

     Section 5.5. Preservation of Business. From the date hereof to the Closing Date, subject to the terms and conditions of this Agreement, Seller shall, and shall cause the Company to, use reasonable efforts (i) to keep available to the Company and Buyer the services of the Company Employees, and (ii) to preserve the good will of customers and others having business relations with the Company.

     Section 5.6. Public Announcements. Seller and Buyer will consult with each other before issuing, or permitting any agent or Affiliate to issue, any press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby, and, except as may be required by applicable law or any listing agreement with any securities exchange, will not issue any such press release or make any such public statement, unless the text of such statement shall have been agreed upon by the parties.

     Section 5.7 Use of Raytheon Name.

     (a) From and after the Closing, except for purposes of announcing Buyer's acquisition of the Company or responding reasonably to inquiries with respect thereto, Buyer and its Affiliates (including, without limitation, the Company) shall not use or permit the use of the names or marks "Raytheon", "RTN", "E-Systems", any trademark or trade name owned or controlled by Raytheon, Seller or an Affiliate of Seller (except for trademarks or trade names owned or controlled by the Company), any name or mark incorporating the foregoing, or any trademarks or trade names confusingly similar thereto (the "Restricted Trademarks"), nor shall Buyer or any of its Affiliates use or permit the use of such names and marks in connection with the operation or disposition of the Company or the proceeds thereof; provided, however, that (i) for a period of one hundred and twenty (120) days from the Closing Date, Buyer may make use of promotional and sales literature possessed by the Company at Closing, provided that such literature is stickered or otherwise marked to indicate the change of ownership, and (ii) nothing in this Section 5.7 shall require the amendment of any Contracts nor limit, where relevant, any accurate and complete statement of facts concerning ownership of the Company prior to the Closing in any Action or in any filing with a Government Authority. Effective as of the Closing Date, Seller shall, and shall cause its Affiliates to, expressly terminate any implied or express license to the Company to use the Restricted Trademarks which the Company may have acquired by implication or otherwise in connection with the conduct of the Company's business prior to the Closing Date.

     (b) Notwithstanding anything in this Section 5.7 to the contrary, it is understood that with respect to tooling, maskworks and nameplates which incorporate a Restricted Trademark, Buyer shall be permitted to continue to use such tooling, maskwork or nameplate in the manner and form in which they are presently incorporated in said items and to distribute the resulting products using such Restricted Trademark for a transitional period extending until the later of either one hundred and twenty (120) days from the Closing Date or the consent under, or novation of, the relevant Contract by the counterparty to such Contract (it being understood that Buyer shall use commercially reasonable efforts to obtain such consent or novation within the 120-day period); provided, however, that, commencing as soon as practicable after the Closing Date (but in no event more than 30 days after the Closing Date), the shipping documents which accompany the resulting products properly designate Buyer as the source of origin of such product and that Buyer is solely responsible for such products. In connection with the permitted uses of the Restricted Trademarks, Buyer shall defend, indemnify and hold-harmless the Raytheon Indemnified Parties from and against any Covered Liabilities arising out of such permitted uses.

     Section 5.8. Performance of Obligations. Buyer agrees from and after the Closing Date to perform and fulfill (or cause to be performed and fulfilled) all Contracts, whether existing as of the Closing Date or entered into thereafter, between the Company (to the extent that the Company remains an Affiliate of Buyer) and Seller or any of its Affiliates. Seller agrees from and after the Closing Date to perform and fulfill, and cause each other Non-Montek Affiliate (to the extent that such entity remains an Affiliate of Seller) to perform and fulfill, all Contracts, whether existing as of the Closing Date or entered into thereafter, between the Company, on the one hand, and any Non-Montek Affiliate on the other hand.

     Section 5.9. Buyer's Warranty Obligation. Subject to the terms of Section 5.13, Buyer covenants and agrees that it will cause the Company to honor fully and perform in accordance with their terms all of the Company's product warranty, guaranty and product return obligations, express or implied, which arise from or are related to products manufactured or services provided by the Company prior to the Closing, including, with respect to products manufactured for or services provided to Seller or any Non-Montek Affiliate.

     Section 5.10. Noncompetition. Seller agrees that for a period of ten (10) years after date hereof (the "Restricted Period"), none of Raytheon, Seller or any other direct or indirect subsidiary of Raytheon (the "Raytheon Group"), will engage directly or indirectly in competition with the Company, whether individually or as a consultant, partner, owner or stockholder owning more than five percent (5%) of an Entity, in the business of manufacture and sale of servovalves or servoactuation systems used in the flight control of commercial and military aircraft and missiles anywhere in the world (the "Restricted Business"). Notwithstanding the foregoing, nothing herein shall prohibit any member of the Raytheon Group from (a) owning, directly or indirectly, less than fifteen percent (15%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market, (b) directly or indirectly acquiring from an unaffiliated third party in a bonafide transaction a business which engages in the Restricted Business or (c) continuing to manufacture and sell those products now being manufactured and sold by members of the Raytheon Group (including within the foregoing all products that Raytheon can demonstrate to have been under development as of the date hereof; provided, however, that in no event shall any member of the Raytheon Group develop, manufacture or sell to any customer of the Company on the date hereof any product sold by the Company on the date hereof.

     The rights of Buyer and the obligations of the Raytheon Group set forth in this Section 5.10 are in addition to, and not in lieu of, all other rights and obligations provided by applicable law. If any provision of this Section 5.10 shall for any reason be held to be excessively broad as to any activity or subject, it shall be construed, by limiting and reducing it, to be enforceable to the extent compatible with applicable law.

     Section 5.11. Insurance. (a) From and after the Closing, the Company, subject to the terms of the Seller's Insurance Policies (as hereinafter defined), shall retain the right to make claims and receive recoveries for the benefit of the Company as well as for the benefit of Seller and its Affiliates, under any insurance policies maintained at any time prior to the Closing by Seller and its Affiliates (collectively, the "Seller's Insurance Policies"), covering any loss, liability, claim, damage or expense relating to the assets, business, operations, conduct, products and employees (including former employees) of the Company and its predecessors that relates to or arises out of occurrences prior to the Closing (a "Claim"). Seller agrees to use commercially reasonable efforts (which shall not require acceptance of adverse changes in its existing insurance policies or other adverse effects on Seller) so that the Company shall have the right, power and authority, subject to any required consent of the carriers under the Seller's Insurance Policies, in the name of Seller or any of its Affiliates to make directly any Claims under the Seller's Insurance Policies and to receive directly recoveries thereunder. Seller shall obtain, at its sole cost, for the benefit of the Company aircraft products liability insurance for the period from April 1, 1997 through the Closing Date to replace the policy issued by Travel Air Insurance Company (which is described on Schedule 3.19 hereto), which replacement policy shall not provide for any deductible or retention.

     (b) Buyer agrees to reimburse, indemnify and hold Seller and its Affiliates harmless for out-of-pocket costs and expenses (including any retroactive premiums and current or prospective premium increases imposed on Seller or any of its Affiliates solely arising from Claims, but not including normal internal administrative expenses of Seller but excluding amounts payable by Seller under the last sentence of
Section 5.11(a)) incurred after the Closing Date to carry out any obligations pursuant to this Section 5.11 or as a result of Claims being made after the Closing. Buyer will pay and bear all amounts relating to any self retention or deductible and any gaps in or limits on coverage applicable to a Claim asserted at any time after the Closing; provided that such amount shall be reduced to the extent of any prior claim payments made in respect of a deductible under such Seller Insurance Policy whether made by Seller or the Company. In the event that any legal action, arbitration, negotiation or other proceedings are required for the Company to assert coverage against any insurer or to perfect its Claim, (i) Buyer shall, to the extent possible, do so at its own expense or (ii) if Buyer is not permitted to assert coverage or perfect a Claim, Seller shall do so, and, in either event, Buyer shall hold harmless and indemnify Seller and its Affiliates for any costs and expenses that they might incur because of such action (other than the incurrence of normal internal administrative expenses).

     (c) Seller shall use commercially reasonable efforts (i) to cooperate fully and to cause its Affiliates to cooperate fully with Buyer and the Company in submitting good faith Claims on behalf of the Company under the Seller's Insurance Policies, (ii) to execute any and all agreements and other documents including limited powers of attorney, on behalf of the Company which are reasonably necessary or appropriate in connection with any of the foregoing, including the assignment to the Company of any right to receive payments under all such policies in the event consent to such assignment can be or is obtained from any insurer, and (iii) to pay promptly over to Buyer any and all amounts received by Seller or its Affiliates under such policies with respect to Claims.

     (d) Seller and its Affiliates shall retain ownership and custody of the Seller's Insurance Policies and any and all service contracts, claim settlements and all other insurance records relating thereto and Buyer and the Company shall have access to and the right to make copies of all such documents and records upon the reasonable request to Seller or its Affiliates. If Seller desires to destroy any such policies or records it shall first notify Buyer which shall have the right to cause the same to be delivered to it upon reimbursing Seller for reasonable out-of-pocket handling and shipping expenses.

     (e) Buyer acknowledges that, except as otherwise provided in this Agreement, Seller and its Affiliates shall have no responsibility for obtaining any insurance or bearing any loss, liability, claim, damage or expense relating to the assets, business, operations, conduct, products and employees (including former employees) of the Company that relates to or arises out of occurrences on or subsequent to the Closing Date. Except for its obligations to perform the covenants set forth in this Section 5.11, nothing herein shall create any obligation on the part of Seller to provide any insurance coverage for any loss, liability, Lien, damage or expense of Buyer and the Company (it being understood by the parties that this sentence does not limit Seller's indemnification obligations under Section 10.2.).

     Section 5.12. Audit. Prior to the Closing, Seller shall, at its sole cost and expense, engage PricewaterhouseCoopers LLP ("PWC") to prepare audited financial statements of the Company for the fiscal years ending December 31, 1996 and 1997 (the "Audited Financial Statements"). Such engagement shall include PWC's commitment to prepare up to three (3) consents (the costs of which consents shall be borne solely by Buyer) required by Buyer to utilize PWC's reports on the aforementioned financial statements for inclusion in Buyer's filings under applicable federal securities laws. Such financial statements and reports shall be in a form meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended.

     Section 5.13. Product Recall and Warranty.

     (a) Seller shall reimburse the Company in respect of (i) all Product Recall Costs with respect to the products manufactured on prior to the Closing Date and specified on Schedule 5.13(a) hereto and
(ii) only that portion of Product Recall Costs incurred during the periods indicated, and in accordance with the sharing percentages set forth, in the table below with respect to all other products manufactured on or prior to the Closing Date.

                     Allocation of Responsibility
Period                                     Company        Seller

Closing until First Anniversary
     of Closing Date                         20%            80%
Day after First Anniversary until Second
     Anniversary of Closing Date             40%            60%
Day after Second Anniversary until Third
     Anniversary of Closing Date             60%            40%
Day after Third Anniversary until Fourth
     Anniversary of Closing Date             80%            20%
After Fourth Anniversary of
     Closing                                 100%           0%

Seller shall have no other liability to Buyer or the Company, and Buyer and the Company shall indemnify Seller and hold it harmless from all Covered Liabilities (as defined below), other than Seller's obligations assumed under this Section 5.13(a) and Section 10.2 with respect to breaches of representations and warranties made by Seller in this Agreement, resulting from or in connection with any other Product Recall or any other warranty obligations or commitments for the Company's products (whether shipped prior to or after the Closing). Seller's obligation to reimburse Buyer for any Product Recall Costs shall be also conditioned on Buyer's or the Company's seeking reimbursement for such Product Recall Costs in accordance with the insurance policies of Buyer and the Company.

     (b) Buyer shall provide to Seller prompt written notice of and a complete description of any circumstances giving rise to a potential Product Recall, and shall permit Seller or its designee to participate in the determination of whether such Product Recall and the Company's recall procedures are necessary and appropriate.

     (c) In the event Buyer and Seller agree that a Product Recall and the recall procedures incident thereto are necessary and appropriate, Seller shall reimburse the Company within thirty (30) days of demand therefor for its portion of the Product Recall Costs as determined in accordance with Section 5.13(a), subject, however, to its prior receipt of documentation evidencing such Product Recall Costs in reasonable detail (it being understood that in the event

Buyer and Seller do not so agree, Buyer and the Company may proceed with such Product Recall as they deem appropriate). Any failure of Buyer and Seller to agree on the necessity or appropriateness of a Product Recall, the Company's recall procedures or the Product Recall Costs shall be submitted to arbitration in Boston, Massachusetts under the rules of the American Arbitration Association.

     Section 5.14. Confidentiality Obligations. Seller acknowledges that, after the Closing, Seller and other members of the Raytheon Group may continue to have access to certain proprietary information relating solely to the Company's operations. After the Closing, Seller shall, and shall cause all members of the Raytheon Group to, maintain the confidentiality of any such proprietary information relating solely to the Company and not, directly or indirectly, disclose or permit the disclosure of any such information except as may be required by applicable law, or make use of or permit the use of such information, for its own benefit or the benefit of others. Effective as of the Closing, Seller shall, to the extent possible, assign to Buyer all of its rights under any confidentiality or nondisclosure agreements executed by third parties in connection with such third parties' receipt of the Confidential Offering Memorandum dated September 17, 1998 prepared by Morgan Stanley Dean Witter.

     Section 5.15. Communications with Boeing. From the date hereof until the Closing Date, without the prior written consent of Seller (which shall not be unreasonably be withheld), Buyer agrees that none of Buyer or any of Buyer's Affiliates shall communicate with representatives of Boeing with respect to the Company's contractual relations with Boeing.

     Section 5.16. Update of Schedules. From time to time on or prior to the Closing Date, Seller shall be entitled to supplement or amend its Schedules delivered in connection herewith with respect to any matter arising after the date hereof, which, if arising prior to the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate as a result of a matter arising after the date hereof; provided, however, that the aggregate effect of such supplements and amendments to the Schedules shall not reflect an Adverse Effect on the Company.

     Section 5.17. Phase I Environmental Assessment Report. From the date hereof until the Closing Date, Seller shall cause the Company to reasonably cooperate with Buyer in the preparation of a Phase I Environmental Assessment Report with respect to the Owned Premises. The cost of the preparation of such Phase I Environmental Assessment Report shall be borne solely by Buyer.

     Section 5.18. RAPID Program. Seller agrees to use commercially reasonable efforts to permit the Company after the Closing to procure Hawker 125 piece parts to support the repair/overhaul of Dunlop Limited components currently installed on the Hawker 125 aircraft at the discounted purchase prices presently made available to the

Company; provided, however, Seller shall not be required to expend monies or suffer other adverse conditions (such as minimum purchase requirements, etc.) in conjunction with the extension of this discount pricing.

     Section 5.19. Owned Premises. Seller agrees, on or prior to the Closing Date, to cause Raytheon E-Systems, Inc. to transfer all of its right, title and interest in the Owned Premises to the Company consistent with Section 3.20.

     Section 5.20. NLS Program. Seller will cause the Company, on or prior to the Closing Date, to (i) deliver and assign to the Navigation and Landing Systems business unit of Raytheon ("NLS") all rights and obligations under those contracts exclusively associated with the business of NLS to which the Company is presently a party and (ii) transfer to NLS inventory carried on the Company's books at zero value and those drawings used exclusively in the business of NLS. Seller agrees to indemnify and hold harmless Buyer and the Company from and against any Covered Liabilities arising out of such contracts and assets.

     Section 5.21. Hawker Horizon and Premier Contracts.

     (a) Buyer and Seller agree that on or prior to the Closing Date Seller and the Company shall enter into a Hawker Horizon (Model 4000) Purchase Agreement substantially in the form attached hereto as
Schedule 5.21(a); provided, however, that the recurring price for Goods (as defined in such agreement) set forth in Section 4 of such agreement shall be as set forth on Schedule 5.21(a) hereto and the other terms set forth on Schedule 5.21(a) shall be included in the executed Contract.

     (b) Seller agrees to reimburse the Company in an amount not to exceed $394,000 for costs incurred by the Company after the Closing Date relating to the matters described in the document attached hereto as Schedule 5.21(b), subject, however, to its prior receipt of documentation evidencing the payment of such costs in reasonable detail.

     (c) Seller shall reimburse the Company in respect of the first $300,000 paid by the Company to the Control Systems Division of Parker Hanifan Corporation ("Parker") and 50% of amounts in excess of such $300,000 threshold paid to Parker, in each case with respect to those nonrecurring costs identified by Parker in its letter dated October 2, 1998 (a copy of which is attached hereto as Schedule 5.21(c)), subject, however, to Seller's prior receipt of documentation evidencing the payment of such costs in reasonable detail; provided, however, that Seller's reimbursement obligation under this Section 5.21(c) shall be limited to $900,000.

     (d) Seller agrees to reimburse the Company in an amount not to exceed $200,000 for costs incurred by the Company after the Closing Date relating to the matters described in the document attached hereto as Schedule 5.21(d), subject, however, to its prior receipt of documentation evidencing the payment of such costs in reasonable detail.

                              Article VI.
      Employees, Employee Benefits and Other Transitional Matters
     Section 6.1. Continuation of Employment and Benefits.
     (a) Buyer agrees, during the Benefits Maintenance Period, to provide all Company Employees with base compensation while employed by Buyer or its Affiliates no less favorable than provided to them immediately before the Effective Time. Buyer further agrees: (i) to permit participation by the Company Employees (and, if appropriate, their dependents) in the Buyer Employee Benefit Plans maintained by the Buyer or one or more of its United States Affiliates on behalf of employees as of the Effective Time, each of which is listed on
Schedule 6.1(a) (provided, however, that to the extent certain employees of Buyer or its United States Affiliates have more generous compensation or benefit arrangements, Company Employees in similar positions with similar job responsibilities, as reasonably determined by Buyer, shall be provided similar compensation or benefit arrangements during the Benefits Maintenance Period; and provided, further, that during the Benefits Maintenance Period, Buyer or its Affiliates may amend or terminate the provisions of any Buyer Employee Benefit Plan applicable to Company Employees (and, if appropriate, their dependents) so long as no adverse change in benefits under the plan is made with respect to Company Employees (and, if appropriate, their dependents) unless the change is made with respect to employees employed in similar positions with similar job responsibilities (and, if appropriate, their dependents) of Buyer and all of its United States Affiliates (including, without limitation, the Company); (ii) to waive any limitations regarding pre-existing conditions as of the Effective Time under the Buyer Employee Benefit Plans for Company Employees (and, if appropriate, their dependents); and (iii) for all purposes (other than for benefit accrual under a defined benefit pension plan sponsored by Buyer or its Affiliates) under the Buyer Employee Benefit Plans, to treat all service before the Closing Date by Company Employees with the Seller and any of its Affiliates, including the Company, as service with Buyer and its Affiliates.

     (b) During the Benefits Maintenance Period, Buyer will make severance payments to any Company Employee terminated (other than for cause) by Buyer or any of its Affiliates (including, without limitation, the Company) in the amount set forth below in lieu of any cash severance payments otherwise payable under the Buyer Employee Benefit Plans.

     (i) Every Company Employee described in Section 6.1(b) shall receive the following severance pay.

     Service (with Company, Buyer,                Severance
     Seller or any Affiliate thereof)                Pay

               0 - 5 Years                        1 week of pay
               6 - 10 Years                       2 weeks of pay
               11 - 15 Years                      3 weeks of pay
               16 - 20 Years                      4 weeks of pay
               21 or more Years                   5 weeks of pay

     (ii) The following additional payments will be made if a Company Employee described in Section 6.1(b) agrees to execute a release waiving all claims the employee may have against the Company, Buyer, Seller or any Affiliate thereof: one week of pay for each year of service minus the number of weeks of severance pay received pursuant to Section 6.1(b)(i), but in no event less than a one week additional payment and in no event shall a Company Employee receive more than 26 weeks of payments pursuant to the provisions of this Section 6.1(b). The release will not be a waiver of entitlement to benefits, other than cash severance pay, the employee may have under Buyer's Employee Benefit Plans.

     (iii) Length of service will be based on employment records and shall include all years of service with the Company, Seller, Buyer and any Affiliates thereof. If the total length of service contains a fractional year of 6 months or more, such will be considered a complete year. For purposes of this Section 6.1(b), "pay" shall mean the employee's base compensation. All payments are subject to deductions for payroll taxes and other required deductions.

     (c) Buyer or one of its Affiliates (including, without limitation, the Company) shall continue to employ each Company Employee on the terms and conditions described in Section 6.1(a) above; provided, however, that nothing contained herein shall restrict Buyer and its Affiliates (including, without limitation, the Company) from terminating the employment of any Company Employee after the Closing Date.

     (d) The Company shall terminate its sponsorship of or status as a participating employer in the Employee Benefit Plans prior to the Effective Time. Buyer or one of its Affiliates (including, without limitation, the Company) shall be responsible for: (i) any payment of accrued but unpaid wages, vacation pay and holiday pay of Company Employees as of the Effective Time, which amounts shall be accrued in accordance with past practice; and (ii) any liability, cost or expense associated with incurred but not reported medical and dental expenses covered by an Employee Benefit Plan of Company Employees (and, if appropriate, their dependents) as of the Effective Time; provided, however, that Buyer's obligation under this clause (ii) shall be limited to amounts accrued in accordance with past practice on the Company's financial statements as of the Closing Date. Buyer shall reimburse Seller up to $190,000 for any liability, cost or expense incurred by Seller or its Affiliates, net of any insurance recovery available to Seller or its Affiliates, pursuant to any retiree death benefit arrangement for former employees of the Company as of the Effective Time.

     (e) Buyer shall reimburse Seller in an amount equal to $97,000 for a contribution to the Raytheon Stock Ownership Plan on behalf of the Company Employees with respect to compensation earned by the Company Employees from January 1, 1998 through the Balance Sheet Date.

     (f) Except as set forth in Section 6.1(d)(ii), neither the Company nor Buyer shall be responsible for any liability, cost or expense with respect to any employee or former employee of the

Company or any other member of the Controlled Group who is not a Company Employee. Neither the Buyer nor any of its Affiliates (including, without limitation, the Company) shall be responsible for any liability, cost or expense with respect to any Employee Benefit Plan, and Seller shall indemnify and hold harmless the Buyer Indemnified Parties from and against any Covered Liabilities with respect to any such plan; provided, however, that this sentence shall not apply with respect to the items set forth in the second sentence of Section 6.1(d) and Section 6.1(e).

     (g) Seller or its Affiliates shall satisfy and be fully responsible for any and all COBRA obligations that arise with respect to any "qualifying event" that occurs prior to the Effective Time. Buyer or its Affiliates (including, without limitation, the Company) shall satisfy and be fully responsible for any and all COBRA obligations that arise with respect to any "qualifying event" that occurs at or after the Effective Time with respect to any Company Employee (and, if appropriate, their dependents).

     (h) Seller shall, as soon as practicable after the Closing Date, take all reasonable actions as may be necessary or appropriate to permit Company Employees to elect to receive a distribution of their account balance, including any loan receivable, in the E-Systems Inc. Employee Savings Plan, which distribution, including any loan receivable, may be rolled over to a defined contribution plan maintained by Buyer or its Affiliates; provided, however, that any distribution from the E-Systems Inc. Employee Savings Plan shall meet the requirements of Section 401(k)(10) of the Code and the regulations thereunder; and provided, further, that the administrator, as defined in Section 3(16) of ERISA, of the E-Systems, Inc. Employee Savings Plan executes a certification substantially in the form attached as
Schedule 6.1(h).

     (i) Buyer or one of its Affiliates (including, without limitation, the Company) shall offer employment to each employee of the Company who prior to the Effective Time was on long-term disability leave upon the employee's notification to the Company (with such medical certification as is appropriate and as required on a basis consistent with the treatment of similarly situated employees of the Buyer and its Affiliates (including, without limitation, the Company)) that the employee is ready to return to active employment. Pending such notification, Seller shall remain responsible for compensation and benefits otherwise due the employee.

     Section 6.2. WARN Act. Buyer agrees to pay and be responsible for all liability, cost, expense and sanctions resulting from the failure to comply with the Worker Adjustment and Retraining Notification Act ("WARN Act"), and the regulations thereunder, in connection with the consummation of the transactions described in or contemplated by this Agreement or resulting from the actions of Buyer following the Closing Date that cause WARN to apply.

     Section 6.3. Retention Plans. Attached as Schedule 6.3 is a description of the Company's employee retention plans (the "Retention Plans"). Effective upon the Closing, Buyer shall cause the Company to continue to maintain the Retention Plans for those Company Employees (and former Company Employees) covered thereby at the Closing Date and to cause the Company to pay all amounts to which any such individuals may become entitled thereunder after the Closing Date, provided, however, Seller will retain responsibility for (i) all Portion 1 payments under the Retention Plans which are due and payable within twenty (20) days of the Closing and (ii) up to $500,000 of any additional Portion 2 payments under the Retention Plans which are earned and paid after the Closing Date (all such payments referred to in clauses (i) and (ii), "Seller Retention Payments"). It is acknowledged by the parties that Buyer will pay any costs associated with the Seller Retention Payments and will be reimbursed promptly by Seller for those costs (including the employer portion of any Federal Insurance Contributions Act liability) after such payments have been made.


                              Article VII
                              Tax Matters

     Section 7.1. Tax Indemnification by Seller. Seller shall be liable for, and shall hold Buyer and the Company and any successor corporations thereto or Affiliates thereof harmless from and against, the following Taxes with respect to the Company:

     (a) any and all Income Taxes for any taxable period ending (or deemed, pursuant to Section 7.3 hereof, to end) on or before the Closing Date due or payable by the Company;

     (b) any Other Taxes for any taxable period ending (or deemed, pursuant to Section 7.3 hereof, to end) on or before the Closing Date due or payable by the Company; and

     (c) any and all Taxes arising from the Section 338(h)(10) election described in Section 7.9 hereto.

     Seller shall also be liable for, and shall hold Buyer and the Company and any successor corporations thereto or Affiliates thereof harmless from and against, all Taxes with respect to the operations of Seller and its Affiliates, other than those operations conducted by the Company, including any several liability of the Company or its Affiliates under Treasury Regulations section 1.1502-6 or under any comparable or similar provision under state, local or foreign laws or regulations, and from and against any liability for Taxes with respect to any gain realized by Seller upon the sale of the Company.

     Section 7.2. Tax Indemnity by Buyer. Buyer shall be liable for, and shall hold Seller harmless from and against, any and all Taxes for any taxable period beginning (or deemed, pursuant to Section 7.3 hereof, to begin) on or after the Closing Date with respect to the Company and its Affiliates.

     Section 7.3. Allocation of Certain Taxes.

     (a) Buyer and Seller agree that if the Company is permitted but not required under applicable state or local Income Tax laws to treat the day before the Closing Date or the Closing Date as the last day of a taxable period, Buyer and Seller shall treat such day as the last day of a taxable period.

     (b) Any Taxes for a taxable period beginning before the Closing Date and ending after the Closing Date with respect to the Company or its Affiliates shall be apportioned for purposes of Section 7.1 and
Section 7.2 between Seller and Buyer based on the actual operations of the Company and/or its Affiliates, as the case may be, during the portion of such period ending on the Closing Date and the portion of such period beginning on the date following the Closing Date, and for purposes of the provisions of Sections 7.1, 7.2, 7.3 and 7.5, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period); provided, however, that to the extent estimated Income Taxes of the Company have been paid prior to the Closing Date with respect to a taxable period beginning before the Closing Date and ending after the Closing Date, Seller's liability with respect thereto shall be reduced by that amount; provided further, that if such payment of estimated Income Taxes exceeds Seller's liability as calculated pursuant to this Section 7.3, Buyer shall promptly pay Seller the amount of such excess when the Company is entitled to the benefit of such excess payment. Upon timely notice from Buyer, Seller shall pay to Buyer at least ten (10) days prior to the date any payment for Income Taxes as described in this Section 7.3 is due, Seller's share of such Income Taxes as described in this
Section 7.3.

     Section 7.4. Filing Responsibility.

     (a) Seller shall prepare and file or shall cause the Company to prepare and file all Returns with respect to Taxes for periods ending on or before the Closing Date.

     (b) Buyer shall prepare and file, or shall cause the Company and its Affiliates to prepare and file, subject to Seller's review and approval (which approval shall not be unreasonably withheld or delayed) with respect to those Returns which affect the tax liability of the Seller or other Non-Montek Affiliate, all Returns for taxable periods beginning before the Closing Date and ending after the Closing Date, and all other Returns for which Seller does not have filing responsibility pursuant to Section 7.4(a).

     (c) Buyer, the Company and their respective Affiliates agree that, except to the extent contrary to law or applicable regulation, they will take no position in the Returns referred to in clause (b) above inconsistent with that taken in a Return for which Seller has filing responsibility pursuant to this Article VII.

     Section 7.5. Refunds and Carrybacks.

     (a) Any refunds or credits of Taxes shall be for the account of the party responsible for the payment of such Taxes under this Agreement. If either party becomes aware of any pending or threatened assessment, official inquiry, examination or proceeding that could result in an official determination with respect to Taxes due or payable the responsibility for which rests with the other party hereto, such party shall promptly so notify the other party in writing.

     (b) Seller shall be entitled to any refunds or credits of Other Taxes for which Seller is liable pursuant to Section 7.1(b). Buyer, the Company and its Affiliates, as the case may be, shall be entitled to any refunds or credits of Other Taxes not referred to in the preceding sentence attributable to or arising in any taxable period (whether beginning before or after the Closing Date).

     (c) Buyer agrees that if as the result of any audit adjustment made by any taxing authority with respect to a taxable period ending on or prior to the Closing Date, Buyer, the Company or any of its Affiliates receives a Tax Benefit, then Buyer shall pay to Seller the amount of such Tax Benefit (on an after-tax basis) within 15 days of the date on which such Tax Benefit is actually realized or utilized by Buyer or the Company.

     (d) Buyer shall cause the Company and its Affiliates promptly to forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this Article VII) after receipt thereof, and Seller shall promptly forward to Buyer (pursuant to the terms of this Article VII) or reimburse Buyer for any refunds or credits due Buyer after receipt thereof.

     (e) Buyer, the Company and their respective Affiliates agree that, with respect to any Income Tax, the Company shall not carry back any item of loss, deduction or credit which arises in any taxable period ending after the Closing Date ("Subsequent Loss") into any Tax return of Raytheon or its Affiliates for any taxable period ending on or before the Closing Date. If a Subsequent Loss with respect to any Tax return of Raytheon or its Affiliates for any Income Tax is carried back into any taxable period ending on or before the Closing Date, Seller shall be entitled to any refund or credit of Taxes realized as a result thereof.

     Section 7.6. Cooperation and Exchange of Information.

     (a) Seller shall prepare and submit to Buyer, no later than three months after the Closing Date, 1998 blank tax return workpaper packages. Buyer shall, and shall cause the Company to, prepare completely and accurately and submit to Seller within three months of receipt, all such information as Seller shall reasonably request in such tax return workpaper packages.

     (b) As soon as practicable, but in any event within thirty (30) days after Seller's request, from and after the Closing Date, Buyer shall provide Seller with such reasonable cooperation and shall deliver to Seller such information and data concerning the pre-Closing operations of the Company and its Affiliates and make available such knowledgeable employees of the Company and its Affiliates as Seller may reasonably request, including providing the information and data required by Seller's customary tax and accounting questionnaires, in order to enable Seller to complete and file all Returns which it may be required to file with respect to the operations and business of the Company and its Affiliates through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Seller to reasonably satisfy its internal accounting, tax and other legitimate requirements. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Company and its Affiliates, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Buyer, the Company and its Affiliates may possess. Each of Buyer and the Company and its Affiliates shall make its respective employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

     (c) Buyer and Seller shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before the Closing Date that are required to be filed after such date; provided, however, that Seller shall have the sole authority to determine the manner in which such returns are prepared to the extent such determination affects the amount of Taxes for which Seller is liable.

     (d) Whenever any Taxing Authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for which Seller is liable, Buyer shall promptly inform Seller, and Seller shall have the right to control any resulting meetings, conferences or proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller is liable.

     Section 7.7. Purchase Price. Buyer and Seller agree that the consideration provided for pursuant to this Agreement is being paid solely to acquire the Shares and, except to the extent required pursuant to an election under Section 338(h)(10) of the Code, neither party will (or will permit any Affiliate to) report or treat any part of such consideration as allocable to anything other than payment for the Shares.

     Section 7.8. Tax Sharing Agreements. Any Tax Sharing Agreement between any member of the Raytheon Group and the Company is terminated as of the Closing Date and shall have no further effect for any taxable year (whether a current year, a future year or a past year).

     Section 7.9. Elections and Forms.

     (a) With respect to Seller's sale of the Shares hereunder, Seller and Buyer shall, at the election of Buyer, jointly make all available Section 338(h)(10) Elections in accordance with applicable Tax Laws and as set forth herein. Buyer and Seller agree to report the transfers under this Agreement consistent with the
Section 338(h)(10) Elections, and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a Determination.

     (b) Buyer shall be responsible for the preparation and filing of all Section 338 Forms in accordance with applicable Tax Laws and the terms of this Agreement. Seller shall execute and deliver to Buyer such documents or forms as are reasonably requested and are required by any Tax Laws properly to complete the Section 338 Forms, at least twenty (20) days prior to the date such Section 338 Forms are required to be filed.

     (c) Buyer and Seller agree that they shall use their best efforts to enter into an agreement (the "Allocation Agreement") concerning the computation of the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Company and its subsidiaries and the allocation of such Aggregate Deemed Sale Price among such assets not later than ninety (90) days before the last day on which the Section 338(h)(10) election may be filed. If, ninety (90) days before the last date on which the Section 338(h)(10) Election may be filed, Buyer and Seller have not adopted the Allocation Agreement as described above, any disputed aspects of the Allocation Agreement shall be resolved before the last date on which the Section 338(h)(10) Election may be filed by a "big five" accounting firm mutually agreed upon by Buyer and Seller having no material relationship with either Buyer or Seller. The costs, expenses and fees of such accounting firm shall be borne equally by Buyer and Seller. Buyer and Seller agree to act in accordance with the allocations contained in the Allocation Agreement in any relevant Returns or similar filings.


                             Article VIII.
               Conditions of Buyer's Obligation to Close

     Buyer's obligation to consummate the Stock Purchase shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

     Section 8.1. Representations, Warranties and Covenants of Seller.
(a) The representations and warranties of Seller contained in this Agreement (without giving effect to any supplements or amendments delivered in accordance with Section 5.16 hereof) shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), except, in the case of any representations or warranties other than those that contain a qualification as to "Adverse Affect, Change or Effect," for such inaccuracies which have not had or would not reasonably be expected to have an Adverse Effect on the Company. The aggregate effect of all amendments and supplements to the Schedules delivered in accordance with Section 5.16 shall not reflect an Adverse Effect in respect of the Company.

     (b) Seller shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by them hereunder at or prior to the Closing (other than Seller's covenants pursuant to Section 2.2(a) with respect to delivery of documents of transfer of the Shares at the Closing, which shall be performed in all respects).

     (c) Buyer shall receive at or prior to the Closing a certificate as to the matters set forth in paragraphs (a) and (b), dated the Closing Date, and validly executed by an authorized officer of Seller.

     Section 8.2. Filings; Consents; Waiting Periods. All waiting periods applicable under the HSR Act shall have expired or been terminated, and all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be obtained or made as of the Closing Date shall have been filed, made or obtained, except for such registrations, filings, notices, consents, approvals, orders, qualifications and waivers the lack of which would not reasonably be expected to have an Adverse Effect on the Company or as are set forth on Schedule 8.2.

     Section 8.3. No Injunction. At the Closing Date, there shall be no Order of any nature of any Governmental Authority of competent Jurisdiction that is in effect that restrains or prohibits the consummation of all or any portion of the Stock Purchase, and no Law shall have been enacted by any Governmental Authority which prevents consummation of the Stock Purchase.

     Section 8.4. Transitional Services Agreement; Lease; Intellectual Property License. Buyer and Seller shall have entered into the IP License Agreement and the Company and Raytheon shall have entered into a Transitional Services Agreement substantially in the form of Exhibit 8.4A hereto (the "Transitional Services Agreement") and a Lease Agreement substantially in the form of Exhibit 8.4B hereto (the "Lease").

     Section 8.5. Additional Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer: (i) an opinion from in house counsel of Seller or Raytheon addressing the matters set forth on Schedule 8.5(a) hereto and in form reasonably acceptable to Buyer;
(ii) an opinion from Sullivan & Worcester LLP addressing the matters set forth on Schedule 8.5(b) hereto and in form reasonably acceptable to Buyer; and (iii) duly executed written resignations of all directors of the Company and revocations of banking authorizations and powers of attorney in favor of the officers and directors of the Company as Buyer shall have theretofore reasonably requested.

     Section 8.6. Financial Statements. Buyer or the Company shall have received an opinion from PWC as to the Audited Financial
Statements that will not be qualified as to (i) scope or (ii) the Audited Financial Statements being in accordance with GAAP.


                              Article IX.
              Conditions to Seller's Obligation to Close

     Seller's obligation to consummate the Stock Purchase is subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

     Section 9.1. Representations, Warranties and Covenants of Buyer.
(a) The representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time), except, in the case of any representations or warranties other than those that contain a qualification as to "Adverse Effect," for such inaccuracies which have not had or would not reasonably be expected to have an Adverse Effect on Buyer or Buyer and its subsidiaries, taken as a whole.

     (b) Buyer shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Closing.

     (c) Seller shall receive at or prior to the Closing certificates as to the matters set forth in paragraphs (a) and (b), dated the Closing Date, and validly executed by executive officers of Buyer on behalf of Buyer.

     Section 9.2. Filings: Consents: Waiting Periods. All waiting periods applicable under the HSR Act shall have expired or been terminated, and all registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers required to be obtained or made as of the Closing Date shall have been filed, made or obtained, except for such registrations, filings, notices, consents, approvals, orders, qualifications and waivers the lack of which would not reasonably be expected to have an Adverse Effect on Buyer or Buyer and its subsidiaries, taken as a whole.

     Section 9.3. No Injunction. At the Closing Date, there shall be no Order of any nature of any Governmental Authority of competent jurisdiction that is in effect that restrains or prohibits the consummation of all or any portion of the Stock Purchase, and no Law shall have been enacted by any Governmental Authority which prevents consummation of the Stock Purchase.

     Section 9.4. Transitional Services Agreement and Lease.  The
Company and Raytheon shall have entered into the Transitional Services Agreement and the Lease.

     Section 9.5. Additional Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller an opinion from Phillips Lytle Hitchcock Blaine & Huber LLP addressing the matters set forth on
Schedule 9.5 hereto and in form reasonably acceptable to Buyer.


                              Article X.
                       Survival: Indemnification

     Section 10.1. Survival Periods. All covenants and agreements contained or made in, or in connection with, this Agreement, any Schedule, or any certificate, document or other instrument delivered in connection herewith will survive the Closing. All representations and warranties contained or made in, or in connection with, this Agreement or in any Schedule, or any certificate, document or other instrument delivered in connection herewith shall survive for a period of eighteen (18) months following the Closing; provided, however, (i) that the representations and warranties made in Sections 3.1(c), 3.1(d), 3.4 (with respect to title to the Company's assets), 3.5 (with respect to title to the Company Intellectual Property), 3.14 and 3.20(b) (with respect to title to the Owned Premises) shall survive indefinitely and (ii) the representations or warranties made in
Section 3.16 shall survive for a period of five (5) years following the Closing. No claim for indemnification may be asserted after the expiration of the applicable indemnity period (other than a claim under 3.1(c), 3.1(d), 3.4 (with respect to title to the Company's assets), 3.5 (with respect to title to the Company Intellectual Property) and 3.20(b) (with respect to title to the Owned Premises)). Notwithstanding anything herein to the contrary, any representation or warranty which is the subject of a claim which is asserted in writing prior to the expiration of the applicable indemnity period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

     Section 10.2. Indemnification by Seller. From and after the Closing Date, Seller shall indemnify and hold harmless Buyer, its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants', and experts' fees and expenses (collectively, "Covered Liabilities") including those incurred to enforce the terms of this Agreement, suffered, directly or indirectly, by Buyer by reason of, or arising out of any breach of any representation or warranty (after giving effect to any disclosure delivered in accordance with Section 5.16 that relate to events or circumstance that occurred between the date hereof and the Closing Date), covenant or agreement of Seller or any Affiliate of Seller contained herein or in any Collateral Document. Notwithstanding the foregoing, Seller shall not be required to indemnify the Buyer Indemnified Parties with respect to any claim for indemnification pursuant to this Section 10.2 with respect to (x) a breach of a representation or warranty, other than claims made under Sections 3.1(c), 3.1(d), 3.14, 3.16(a), 3.16(b), 3.16(c), 3.16(d) and
3.16(e) and in Sections 3.2 and 3.3 (if such claim related to a breach of Section 3.2 or 3.3 which would also constitute a breach of the representations or warranties set forth in Section 3.16 (other than Section 3.16(f), unless the aggregate amount of all Covered Liabilities incurred by the Buyer Indemnified Parties as a result of such breaches of representations and warranties is in excess of one million two hundred thousand dollars ($1,200,000) or (y) breaches of the representations or warranties set forth in Section 3.16 (other than Section 3.16(f) and in Sections 3.2 and 3.3 (if such breach would also constitute a breach of the representations or warranties set forth in Section 3.16 (other than Section 3.16(f)), unless the aggregate amount of all Covered Liabilities incurred by the Buyer Indemnified Parties as a result of such breaches of representations and warranties is in excess of one million six hundred thousand dollars ($1,600,000) and then, in the case of both clauses (x) and
(y), only to the extent such aggregate amount exceeds such amounts, and provided, further, that in no event shall Seller be required to pay or otherwise be liable for an amount in excess of fifty million dollars ($50,000,000) with respect to claims made under this Section. For purposes of determining the existence of and calculating the amount of any liability arising under this Section 10.2, any and all "materiality," "Adverse Affect, Change or Effect" or similar qualifiers included in any representation or warranty herein and the knowledge qualifiers included in Section 3.16(e) shall be ignored.

     Anything in this Section to the contrary notwithstanding, in the event Buyer (i) has actual knowledge of on or prior to the date hereof of any breach, untruth, inaccuracy of, or error in, any representation and warranty of Seller or (ii) obtains actual knowledge between the date hereof and the Closing Date of any breach, untruth, inaccuracy of, or error in, any representation and warranty of Seller which would reasonably be expected to have an Adverse Effect on the Company and it elects to proceed with the Closing, it shall be deemed to have waived any right thereafter to assert any claim with respect to any such breach, untruth, inaccuracy or error so known. For the purpose of the preceding sentence, Buyer shall have actual knowledge of a breach, untruth, inaccuracy or error only if actual knowledge is possessed by one of the following individuals: Robert T. Brady, Robert R. Banta, Robert H. Maskrey, Joe C. Green, Donald Fishback, R. Eric Burghardt and David Bauchat.

     Section 10.3. Indemnification by Buyer. From and after the Closing Date, Buyer shall indemnify and hold harmless Seller, its Affiliates, each of their respective directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Raytheon Indemnified Parties") from and against any and all Covered Liabilities incurred by or asserted against any of the Raytheon Indemnified Parties in connection with or arising from (i) any breach of any representation or warranty, covenant or agreement of Buyer or any Affiliate of Buyer contained herein or in any Collateral Document or
(ii) any liability of the Company other than any liability the existence of which constitutes a breach of a representation or warranty by Seller under this Agreement or with respect to which Seller or any member of the Raytheon Group has agreed to retain, reimburse, indemnify or hold harmless Buyer or the Company. Notwithstanding the foregoing, Buyer shall not be required to indemnify the Raytheon Indemnified Parties with respect to any claim for indemnification with respect to a breach of a representation or warranty pursuant to this Section 10.3 unless the aggregate amount of all Covered Liabilities incurred by the Raytheon Indemnified Parties as a result of such breaches of representations and warranties is in excess of one million two hundred thousand dollars ($1,200,000) and then only to the extent such aggregate amount exceeds such amount, and provided, further, that in no event shall Buyer be required to pay or otherwise be liable for an amount in excess of fifty million dollars ($50,000,000) with respect to claims made under this Section. For purposes of determining the existence of and calculating the amount of any liability arising under this Section 10.3, any and all "materiality," "Adverse Affect, Change or Effect" or similar qualifiers included in any representation or warranty herein shall be ignored for purposes of determining whether any breach of such representation or warranty has occurred.

     Anything in this Section to the contrary notwithstanding, in the event Seller (i) has actual knowledge of on or prior to the date hereof of any breach, untruth, inaccuracy of, or error in, any representation and warranty of Buyer or (ii) obtains actual knowledge between the date hereof and the Closing Date of any breach, untruth, inaccuracy of, or error in, any representation and warranty of Seller which would reasonably be expected to have an Adverse Effect on Buyer and it elects to proceed with the Closing, it shall be deemed to have waived any right thereafter to assert any claim with respect to any such breach, untruth, inaccuracy or error so known. For the purpose of the preceding sentence, Seller shall have actual knowledge of a breach, untruth, inaccuracy or error only if actual knowledge is possessed by one of the following individuals: Paul D. Bailey and Ronald Sullivan.

     Section 10.4. Indemnification Procedures. (a) If any indemnified party receives notice of the assertion of any Third-Party Claim with respect to which an indemnifying party is obligated under this Agreement to provide indemnification, such indemnified party shall give such indemnifying party written notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any indemnified party to give notice as provided in this Section 10.4 shall not relieve any indemnifying party of its obligations under this Article X, except to the extent that such indemnifying party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

     (b) An indemnifying party, at such indemnifying party's own expense and through counsel chosen by such indemnifying party (which counsel shall be reasonably acceptable to the indemnified party), may elect to defend any Third-Party Claim. If an indemnifying party elects to defend a Third-Party Claim, then, within ten (10) business days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party claim so requires), such indemnifying party shall notify the indemnified party of its intent to do so, and such indemnified party shall cooperate in the defense of such Third-Party Claim (and pending such notice and assumption of defense, an indemnified party may take such steps to defend against such Third-Party Claim as, in such indemnified party's good-faith judgment, are appropriate to protect its interests). Such indemnifying party shall pay such indemnified party's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such indemnifying party shall keep the indemnified party reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an indemnifying party to an indemnified party of its election to assume the defense of a Third-Party Claim, such indemnifying party shall not be liable to such indemnified party under this Section 10.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such indemnified party shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such indemnified party in any action or group of related actions (which firm or firms shall be reasonably acceptable to the indemnifying party) if, in such indemnified party's reasonable judgment at any time, either a conflict of interest between such indemnified party and such indemnifying party exists in respect of such claim, or there may be defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party and the representation of both parties by the same counsel would be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple indemnified parties)), and (ii) each of such indemnifying party and such indemnified party shall have the right to conduct its own defense in respect of such claim. If an indemnifying party elects not to defend against a Third-Party Claim, or fails to notify an indemnified party of its election as provided in this Section 10.4 within the period of ten (10) business days described above, the indemnified party may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided, however, that no such indemnified party may compromise or settle any such Third-Party claim without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the indemnifying party shall not, without the prior written consent of the indemnified party, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Third-Party Claim, or (ii) settle or compromise any Third-Party Claim in any manner that would reasonably be expected to have a material adverse effect on the indemnified party.

     Section 10.5. Certain Limitations. (a) The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the indemnified party from third parties (including amounts actually recovered under insurance policies) with respect to such Covered Liabilities. Any indemnifying party hereunder shall be subrogated to the rights of the indemnified party upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any indemnified party recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an indemnifying party or after an indemnifying party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the indemnified party shall promptly remit to the indemnifying party the excess of (A) the sum of the amount theretofore paid by such indemnifying party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof, less (B) the full amount of such Covered Liabilities.

     (b) The amount of any Covered Liabilities for which indemnification is provided under this Agreement shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase), and
(ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from incurring or paying such loss or other liability. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified loss. Any indemnification payment hereunder shall initially be made without regard to this Section 10.5(b) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the indemnified party's liability for Taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary.

     (c) The amount of any other liability for which indemnification is provided under this Agreement shall be treated by Buyer and Seller as an adjustment to the total Purchase Price, and Seller and Buyer agree not to take any position inconsistent therewith for any purpose.


                              Article XI.
                              Termination

     Section 11.1. Termination. This Agreement may be terminated at any time prior to the Closing by:

     (a)  The mutual written consent of Seller and Buyer; or

     (b) Either Seller or Buyer if the Closing has not occurred by the close of business on January 31, 1999, and if the failure to consummate the Stock Purchase on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled prior to Closing.

     (c) Seller, provided it is not then in breach of any of its obligations hereunder, if Buyer fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Buyer shall have breached in any material respect any of the representations or warranties contained in this Agreement and does not cure the failure or breach within thirty (30) business days after Seller delivers written notice thereof; or

     (d) Buyer, provided it is not then in breach of any of its obligations hereunder, if Seller fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Seller shall have breached in any material respect any of the representations and warranties contained in this Agreement and does not cure the failure or breach within thirty (30) business days after Buyer delivers written notice thereof.

     Section 11.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Seller and Buyer pursuant to Section 11.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.1(b) and 12.4 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to Section
5.2 shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.


                             Article XII.
                             Miscellaneous

     Section 12.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

     Section 12.2. Governing Law; Consent to Jurisdiction.  This
Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof

     Section 12.3. Entire Agreement. This Agreement (including agreements incorporated herein), the Collateral Documents and the Schedules hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

     Section 12.4. Expenses. Except as set forth in this Agreement, whether the Stock Purchase is or is not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     Section 12.5. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

     Raytheon Company
     141 Spring Street
     Lexington, Massachusetts 02173
     Attention: General Counsel
     Telecopy No: (617) 860-2924
with a copy to:

     Sullivan & Worcester LLP
     One Post Office Square
     Boston, Massachusetts 02109
     Attention: William J. Curry, Esq.
     Telecopy No: (617) 338-2880

or at such other address and to the attention of such other Person as Seller may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

     Moog Inc.
     Corporate Offices
     Plant 24
     East Aurora, New York 14052
     Attention: President and Chief Executive Officer Telecopy No:
     (716) 687-4457

with a copy to:

     Phillips Lytle Hitchcock Blaine & Huber LLP
     3400 Marine Midland Center
     Buffalo, New York 14203
     Attention: John B. Drenning, Esq.
     Telecopy No: (716) 852-6100

or at such other address and to the attention of such other Person as Buyer may designate by written notice to Seller.

     Section 12.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that Seller may assign this Agreement to any Entity that succeeds to substantially all of Seller's assets and liabilities and Buyer may assign this Agreement to a wholly owned subsidiary of Buyer, provided that any such assignment shall not relieve Buyer of its obligations under the Agreement.

     Section 12.7. Headings: Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

     Section 12.8. Amendment. This Agreement may not be amended, modified, superseded, cancelled, renewed or extended except by a written instrument making specific reference to this Agreement signed by Seller and Buyer.

     Section 12.9. Waiver; Effect of Waiver. No provision of this Agreement may be waived except by a written instrument signed by the party waiving compliance. No waiver by any party hereto of any of the requirements hereof or of any of such party's rights hereunder shall release the other parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any party hereto any right, power or privilege of such party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such party.

     Section 12.10. Interpretation; Absence of Presumption. (a) For the purposes hereof (i) the terms "hereof", "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (ii) the word "including" and words of similar import when used in this Agreement means "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iii) the word "or" shall not be exclusive, (iv) provisions shall apply, when appropriate, to successive events and transactions, and (v) all references to any period of days shall be deemed to be to the relevant number of calendar days.

     (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     (c) For the purposes of this Agreement, a "subsidiary" of a Person shall mean any entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

     Section 12.11. Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

     Section 12.12. Remedies Cumulative. Except as otherwise provided in Article 11, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Notwithstanding the foregoing, however, no remedy under this Agreement or at law or in equity shall include, provide for or permit the payment of multiple, exemplary, punitive or consequential damages or any equitable equivalent thereof or substitute therefor, and the burden shall be on the party claiming loss to show actual loss in the amount claimed.

    [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, as an instrument under seal, in their names and on their behalf by their respective officers, thereunto duly authorized, on and as of the date first set forth above.

                                   SELLER:

                                   RAYTHEON AIRCRAFT COMPANY


                                   By:/s/James E. Gray
                                   Name: James E. Gray
                                   Title: Vice President and
                                          Chief Financial Officer


                                   BUYER:

                                   MOOG INC.


                                   By:/s/Robert R. Banta
                                   Name: Robert R. Banta
                                   Title: Executive Vice President
                                          and Chief Financial
                                          Officer